UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. _)

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Stage Stores, Inc.
(Name of Registrant as Specified In Its Charter)

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Stage Stores, Inc.
Notice of 2018 Annual Meeting of Shareholders
and
Proxy Statement

Stage Stores, Inc.
2425 West Loop South
Houston, Texas 77027

April 26, 2018

Dear Shareholder:
On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2018 Annual Meeting of Shareholders of Stage Stores, Inc. The Annual Meeting will be held at our corporate office located at 2425 West Loop South, Houston, Texas, on June 7, 2018, beginning at 8:15 a.m. CDT.
The following pages contain the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement. We encourage you to review these materials for information concerning the business to be conducted at the Annual Meeting.
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to vote as soon as possible. If you attend the Annual Meeting, you may revoke your proxy and vote in person, even if you have previously submitted a proxy.
We have elected to take advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials to certain shareholders on the Internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials to shareholders of record at the close of business on April 9, 2018. At the same time, we provided those shareholders with access to our online proxy materials and filed our proxy materials with the Securities and Exchange Commission. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for those materials contained in the Notice.
Thank you for your continued support of Stage Stores, Inc.
Sincerely,
William J. Montgoris
Chairman of the Board

STAGE STORES, INC.
NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	i
IMPORTANT INFORMATION REGARDING VOTING	ii
IMPORTANT INFORMATION REGARDING AVAILABILITY OF PROXY MATERIALS	ii
IMPORTANT INFORMATION REGARDING ANNUAL MEETING ATTENDANCE	ii
PROXY STATEMENT	1
ABOUT THE ANNUAL MEETING	1
ITEM 1: ELECTION OF DIRECTORS	4
GOVERNANCE	7
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	13
EXECUTIVE COMPENSATION	16
DIRECTOR COMPENSATION	44
ITEM 2: SAY-ON-PAY VOTE	46
ITEM 3: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP	48
AUDIT COMMITTEE MATTERS	49
ADDITIONAL INFORMATION	50
OTHER MATTERS	50

Stage Stores, Inc.
2425 West Loop South
Houston, Texas 77027

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 7, 2018

To our Shareholders:
The 2018 Annual Meeting of Shareholders of Stage Stores, Inc. will be held at our corporate office located at 2425 West Loop South, Houston, Texas 77027 on June 7, 2018, beginning at 8:15 a.m. CDT, for the following purposes:

1.	Elect as directors the seven nominees named in the Proxy Statement for a term of one year;

2.	Approve, on an advisory basis, the compensation of our named executive officers;

3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 2, 2019; and

4.	Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
The Board of Directors has fixed the close of business on April 9, 2018 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.
We began mailing a Notice of Internet Availability of Proxy Materials on or about April 26, 2018 to shareholders of record at the close of business on April 9, 2018. The Notice contains information on how to access on the Internet our 2018 Proxy Statement, our 2017 Annual Report to Shareholders, our Annual Report on Form 10-K for the fiscal year ended February 3, 2018 and the form of proxy, as well as instructions on how to request a paper copy of the proxy materials.
By Order of the Board of Directors,
Chadwick P. Reynolds
Executive Vice President,
Chief Legal Officer and Secretary

April 26, 2018
Houston, Texas

Your vote is very important. Shareholders are urged to vote online. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously submitted a proxy.

i

IMPORTANT INFORMATION REGARDING VOTING
If our common shares are registered in your name with our transfer agent, you are considered, with respect to those common shares, a holder of record (which we also refer to as a registered shareholder). If you hold our common shares in a brokerage account or through a bank or other nominee serving as holder of record, you are considered the beneficial shareholder of those common shares, which are also referred to as held in “street name.”
If you are a beneficial shareholder, you must instruct your broker, bank or other nominee how to vote your common shares. If you do not provide voting instructions, your common shares will not be voted on any proposal on which your broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote”. In such cases, your broker, bank or other nominee may register your common shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”).
If you are a beneficial shareholder, your broker has discretionary authority under NYSE rules to vote your common shares on Item 3 (Ratification of the Appointment of Deloitte & Touche LLP) in the event the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote your common shares on Item 1 (Election of Directors) or Item 2 (Say-on-Pay Vote) without instructions from you, in which case a broker non-vote will occur and your common shares will not be voted on those matters. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.
If you have any questions about the voting process, please contact the broker, bank or other nominee holding your common shares. The Securities and Exchange Commission (“SEC”) also has a website (sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a shareholder. Additionally, you may contact our Investor Relations Department via the information located in the Investor Relations section of our website (corporate.stage.com/investor-relations).
IMPORTANT INFORMATION REGARDING AVAILABILITY OF PROXY MATERIALS
Our 2018 Proxy Statement, our 2017 Annual Report to Shareholders and our Annual Report on Form 10-K for the fiscal year ended February 3, 2018, are available for review by registered shareholders at envisionreports.com/SSI and by beneficial shareholders at edocumentview.com/SSI.
IMPORTANT INFORMATION REGARDING ANNUAL MEETING ATTENDANCE
In accordance with our security procedures, all persons attending the Annual Meeting must present picture identification and either their Notice of Internet Availability or the admission ticket found on their proxy card (if they requested and received a proxy card), or a brokerage statement or other proof of ownership of our common shares as of the record date. For security purposes, briefcases, bags, purses, backpacks and other containers will be subject to search at the door.

Directions to our corporate office, which is the location of the Annual Meeting, are available in the Investor Relations section of our website (corporate.stage.com/investor-relations).

ii

Stage Stores, Inc.
2425 West Loop South
Houston, Texas 77027

______________________________
PROXY STATEMENT
______________________________

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of Stage Stores, Inc., a Nevada corporation (“we”, “our”, “us” and “Stage”), for use at the 2018 Annual Meeting of Shareholders to be held at our corporate office located at 2425 West Loop South, Houston, Texas 77027, on June 7, 2018, beginning at 8:15 a.m. CDT (“Annual Meeting”). On or about April 26, 2018, we began mailing to our shareholders of record at the close of business on April 9, 2018, a Notice of Internet Availability containing instructions on how to access the Notice of Annual Meeting of Shareholders, this Proxy Statement and our Annual Report to Shareholders for 2017.
Unless otherwise noted, references in this Proxy Statement to a particular year correspond to our fiscal year.  For example, “2015” refers to our fiscal year ended January 30, 2016, “2016” refers to our fiscal year ended January 28, 2017, “2017” refers to our fiscal year ended February 3, 2018, and “2018” refers to our fiscal year ending February 2, 2019.
ABOUT THE ANNUAL MEETING
Purpose of the Annual Meeting
At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders included with this Proxy Statement. Specifically, shareholders will be asked to: (1) elect as directors the seven nominees named in this Proxy Statement; (2) approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the tables (“Say-on-Pay Vote”); (3) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018; and (4) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Voting Securities and Shareholder Voting Rights
Our voting securities consist of our common stock, par value $0.01 per share. Only shareholders of record of our common stock at the close of business on April 9, 2018 (“Record Date”) are entitled to receive notice of, and to vote at, the Annual Meeting. On the Record Date, there were 27,892,597 outstanding shares of our common stock and holders of an additional 1,443,034 shares of vested and unvested restricted stock with voting rights. Each share of our outstanding common stock and unvested restricted stock entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting or any postponement or adjournment thereof. Treasury shares are not voted.
Individual votes of shareholders are kept private, except as appropriate to meet legal requirements. Access to proxies and other individual shareholder voting records is limited to our inspector of election and certain of our employees and agents who must acknowledge their responsibility to comply with this policy of confidentiality.

A list of the record holders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting. All voting at the Annual Meeting will be governed by our Amended and Restated Articles of Incorporation (“Articles of Incorporation”), our Amended and Restated Bylaws (“Bylaws”) and the applicable laws of the State of Nevada.
Registered Shareholders and Beneficial Shareholders
If our common shares are registered in your name directly with our transfer agent, you are considered, with respect to those common shares, a holder of record (which we also refer to as a registered shareholder). If you hold our common shares in a brokerage account or through a bank or other nominee, you are considered the beneficial shareholder of those common shares, which are also referred to as held in “street name.”
Internet Availability of Proxy Materials
In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Shareholders, this Proxy Statement, our 2017 Annual Report to Shareholders and our Annual Report on Form 10-K for 2017, by providing access to those documents on the Internet. Generally, shareholders will not receive printed copies of the proxy materials unless they request them.
A Notice of Internet Availability that provides instructions for accessing our proxy materials on the Internet was mailed directly to registered shareholders. The Notice of Internet Availability also provides instructions regarding how registered shareholders may vote their common shares on the Internet. Registered shareholders who prefer to receive a paper or email copy of our proxy materials should follow the instructions provided in the Notice of Internet Availability for requesting those materials.
The broker, bank or other nominee who is considered the registered shareholder with respect to common shares should forward to the beneficial shareholder of those common shares a notice that directs the beneficial shareholder to the website where our proxy materials may be accessed. That broker, bank or other nominee should also provide to the beneficial shareholders instructions on how the beneficial shareholders may request a paper or email copy of our proxy materials. Beneficial shareholders have the right to direct their broker, bank or other nominee on how to vote their common shares by following the voting instructions they receive from their broker, bank or other holder of record.
To elect to receive proxy materials for future shareholder meetings through our electronic delivery service, follow the instruction in your Notice of Internet Availability (or proxy card, if you received printed copies of the proxy materials) to register online at envisionreports.com/SSI and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
How to Vote
As a Registered Shareholder
After receiving the Notice of Internet Availability (or proxy card, if you received printed copies of the proxy materials), registered shareholders are urged to visit envisionreports.com/SSI to access our proxy materials and vote online. When voting online, you must follow the instructions posted on the website and you will need the control number included on your Notice of Internet Availability (or proxy card, if applicable). Registered shareholders may also vote by telephone by calling 1-800-652-8683, by completing and mailing a proxy card (if you received printed copies of the proxy materials), or by submitting a written ballot at the Annual Meeting. If, after receiving the Notice of Internet Availability, you request (via online, toll-free telephone number or email) that we send you paper or electronic copies of our proxy materials, you may vote your common shares by completing, dating and signing the proxy card included with the materials and returning it in accordance with the instructions provided.
If you vote online, by telephone or by mail, your vote must be received by 11:59 p.m. EDT on June 6, 2018, the day before the Annual Meeting.
If you timely and properly submit your vote, your common shares will be voted as you direct. If you return or otherwise complete your proxy card, but you do not indicate your voting preferences, the proxies will vote your shares FOR the election of the director nominees identified in Item 1 (Election of Directors), FOR the approval of the compensation of our named executive officers as disclosed in Item 2 (Say-on-Pay Vote) and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018 as described in Item 3 (Ratification of the Appointment of Deloitte & Touche LLP), and in their discretion for such other matters as may properly come before the Annual Meeting or any adjournment thereof.
A registered shareholder may revoke a proxy at any time before it is exercised by filing with our Inspector of Election a written notice of revocation or duly executing and delivering to our Secretary a proxy bearing a later date. A registered shareholder may also revoke a proxy by attending the Annual Meeting and giving written notice of revocation to the secretary of the meeting. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.
As a Beneficial Shareholder
Beneficial shareholders should follow the procedures and directions set forth in the materials they receive from the broker, bank or other nominee who is the registered holder of their common shares to instruct such registered holder how to vote those common shares or revoke previously given voting instructions. Please contact your broker, bank or other nominee to determine the applicable deadlines. Beneficial shareholders who wish to vote at the Annual Meeting will need to obtain and provide to the secretary of the meeting a completed form of proxy from the broker, bank or other nominee who is the registered holder of their common shares.
Brokers, banks and other nominees who hold common shares for beneficial shareholders in street name may vote such common shares on “routine” matters (as determined under NYSE rules), such as Item 3 (Ratification of the Appointment of Deloitte & Touche LLP), without specific voting instructions from the beneficial owner of such common shares. Brokers, banks and other nominees may not, however, vote such common shares on “non-routine” matters, such as Item 1 (Election of Directors) and Item 2 (Say-on-Pay Vote) without specific voting instructions from the beneficial owner of such common shares. Proxies submitted by brokers, banks and other nominees that have not been voted on “non-routine” matters are referred to as “broker non-votes.” Broker non-votes will not be counted for purposes of determining the number of common shares necessary for approval of any matter to which broker non-votes apply (i.e., broker non-votes will have no effect on the outcome of such matter).
Householding
SEC rules allow multiple shareholders residing at the same address the convenience of receiving a single copy of the Notice of Internet Availability, Annual Report to Shareholders and proxy materials if they consent to do so (“householding”). Householding is permitted only in certain circumstances, including when you have the same last name and address as another shareholder. If the required conditions are met, and SEC rules allow, your household may receive a single copy of the Notice of Internet Availability, Annual Report to Shareholders and proxy materials. Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability, Annual Report to Shareholders and proxy materials, as applicable, to a shareholder at a shared address to which a single copy of the document(s) was delivered. Such a request should be made in the same manner as a revocation of consent for householding.
You may either request householding or revoke your consent for householding at any time by contacting Computershare Investor Services, either by calling 1-877-878-7531 (within the U.S. or Canada) or 201-680-6578 (outside of the U.S. and Canada), or by writing to: Computershare Investor Services, Householding Department, 462 South 4th Street, Suite 1600, Louisville, KY 40202. You will be added to or removed from the householding program within 30 days of receipt of your instructions. If you revoke your consent for householding, you will be sent separate copies of the documents sent to our shareholders at such time as you are removed from the householding program.
Beneficial shareholders may request more information about householding from their brokers, banks or other nominees.
Board’s Recommendations
Subject to revocation, all proxies that are properly completed and timely received will be voted in accordance with the instructions contained therein. If no instructions are given (excluding broker non-votes), the persons named as proxy holders will vote the common shares in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

1.	FOR the election of each of the seven director nominees named in this Proxy Statement (see Item 1);

2.	FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement (see Item 2); and

3.	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018 (see Item 3).
If any other matter properly comes before the Annual Meeting or any adjournment thereof, or if a director nominee named in this Proxy Statement is unable to serve or for good cause will not serve, the proxy holders will vote on that matter or for a substitute nominee as recommended by the Board.

Quorum
The presence, in person or by proxy, of the holders of a majority of the outstanding common shares entitled to be voted at the Annual Meeting will constitute a quorum and permit us to conduct our business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of common shares considered to be represented at the Annual Meeting for purposes of establishing a quorum.
Vote Required for Approval
Item 1
Our Corporate Governance Guidelines (“Governance Guidelines”) contain a majority vote policy and our Bylaws impose a majority vote standard applicable to the uncontested election of directors. Specifically, our Bylaws provide that if a quorum is present at the Annual Meeting, a director nominee in an uncontested election will be elected to the Board if the number of votes properly cast for the nominee’s election exceeds the number of votes properly cast against the nominee’s election. In all director elections other than uncontested elections, the seven director nominees receiving a plurality of the votes properly cast will be elected as directors. An “uncontested election” means an election of directors at a meeting of shareholders at which the number of director nominees does not exceed the number of directors to be elected. See the “Governance - Majority Vote Policy and Standard” section of this Proxy Statement for more information about our majority vote policy and standard. If no voting instructions are given (excluding broker non-votes), the persons named as proxy holders on the proxy card will vote the common shares FOR the election of the director nominees identified in Item 1 (Election of Directors).
Other Items
For purposes of Item 2 (Say-on-Pay Vote) and Item 3 (Ratification of the Appointment of Deloitte & Touche LLP), the affirmative vote of a majority of the votes cast on each such matter will be required for approval. The votes received with respect to Item 2 and Item 3 are advisory and will not bind the Board or us. A properly executed proxy marked “abstain” with respect to Item 2 or Item 3 will not be voted with respect to such matter. Abstentions and broker non-votes, if any, will not be counted as votes cast, and they will have no effect on the outcome of the matters to be voted on at the Annual Meeting. If no voting instructions are given (excluding broker non-votes), the persons named as proxy holders on the proxy card will vote the common shares in accordance with the recommendations of the Board.
ITEM 1: ELECTION OF DIRECTORS
At the Annual Meeting, seven directors are to be elected to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified, or until their earlier death, resignation or removal. All seven nominees are currently directors on our Board. Proxies may not be voted at the Annual Meeting for more than seven persons. Our shareholders do not have cumulative voting rights in the election of directors. The Board’s Corporate Governance and Nominating Committee recommended the directors listed below for re-election. The Board knows of no reason why any nominee may be unable to serve as a director. If a nominee is unable to serve or for good cause will not serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate.
Information concerning each nominee is set forth in the following table, including each nominee’s age (as of the Record Date), current Board committee memberships, business experience and principal occupation for the past five years or more, the specific experience, qualifications, attributes or skills of each nominee that led to the conclusion that the nominee should serve as a director (which are in addition to the general qualifications discussed in the “Director Qualifications; Identifying and Evaluating Nominees” section below), other public company directorships held by each nominee during the past five years, and tenure as a director on the Board. The Board has affirmatively determined that, with the exception of Mr. Glazer, all of the nominees are independent of Stage, its subsidiary and its management under the standards set forth in the NYSE rules, and no nominee has a material relationship with Stage, its subsidiary or its management aside from his or her service as a director. Mr. Glazer is not an independent director due to his employment as our President and Chief Executive Officer (“CEO”).

Name	Age	Director Since	Business Experience, Current Positions on the Board’s Committees, and Specific Qualifications for Service on the Board
Alan J. Barocas	69	2007
Business Experience:  Senior Executive Vice President of Leasing at GGP Inc., a real estate development and management firm, from January 2011 until his retirement in June 2017. From May 2006 to January 2011, Mr. Barocas was the principal of Alan J. Barocas and Associates, a real estate consulting firm. From June 1981 to April 2006, he was employed by GAP, Inc., an apparel retailer, last serving as Senior Vice President of Real Estate.
Committee Memberships: Audit Committee; Corporate Governance and Nominating Committee
Director Qualifications:  Mr. Barocas’ lengthy service in senior executive roles for large public companies in the real estate and retail industries provides the Board with valuable leadership experience and real estate and retail expertise.

Elaine D. Crowley	59	2014
Business Experience:  From August 2010 until her retirement in September 2012, Ms. Crowley served as Executive Vice President and Chief Financial Officer for Mattress Giant Corporation, a mattress retailer.  From August 2008 to August 2010, Ms. Crowley served as Executive Vice President and Chief Financial Officer and Senior Vice President, Controller and Chief Accounting Officer/Chief Financial Officer for Michaels Stores, Inc., an arts and crafts retailer.  From August 1990 to September 2007, Ms. Crowley was employed by The Bombay Company, Inc. (“Bombay”), a furniture and home goods retailer, most recently as Senior Vice President, Chief Financial Officer and Treasurer.  She continues to hold that title for administrative purposes while also having served as Liquidation Trustee for the Bombay Liquidation Trust from September 2007 to December 2017.
Committee Memberships: Audit Committee (Chair); Compensation Committee
Director Qualifications:  Ms. Crowley’s tenure in senior executive and financial roles with other retailers and experience as a Certified Public Accountant in public accounting provides the Board with valuable leadership experience and financial and retail expertise.

Diane M. Ellis	60	2012
Business Experience:  Brand President - Chico’s of Chico’s FAS, Inc. since November 2016. From August 2013 to October 2016, Ms. Ellis served as CEO of Limited Stores, LLC, a fashion retailer. Limited Stores, LLC filed for bankruptcy protection on January 17, 2017. From September 2004 until August 2013, Ms. Ellis served as President and Chief Operating Officer of Brooks Brothers Group, Inc., an apparel retailer.
Committee Memberships: Audit Committee; Corporate Governance and Nominating Committee
Director Qualifications:  Ms. Ellis’ service in senior executive roles with other retailers and deep experience in merchandising, marketing and e-commerce, as well as her experience in strategic consulting to the retail industry while at Lighthouse Retail Group and PricewaterhouseCoopers LLC, provides the Board with valuable leadership and industry experience and retail, marketing and strategic planning expertise.

Name	Age	Director Since	Business Experience, Current Positions on the Board’s Committees, and Specific Qualifications for Service on the Board
Michael L. Glazer	69	2001
Business Experience:  Our President and CEO since April 2012. From October 2009 to April 2012, Mr. Glazer served as the President and CEO of Mattress Giant Corporation, a mattress retailer. From August 2005 to October 2009, Mr. Glazer served as Managing Director of Team Neu, a private equity firm. From May 1996 to August 2005, Mr. Glazer served as President and CEO of KB Toys, Inc., a toy retailer. Mr. Glazer served as a director of CPI Corporation, a portrait studio operator, from December 2008 to July 2012.
Committee Memberships: None
Director Qualifications:  Mr. Glazer’s more than 40 years in the retail industry, tenure as CEO of several retailers and significant knowledge of our business, provides the Board with valuable retail expertise, leadership and industry experience.

Earl J. Hesterberg	64	2010
Business Experience:  President, CEO and a director of Group 1 Automotive, Inc., an automotive retailer, since April 2005. From October 2004 to April 2005, Mr. Hesterberg served as Group Vice President, North America Marketing, Sales and Service for Ford Motor Company. Mr. Hesterberg has also served as President and CEO of Gulf States Toyota, a distributor of vehicles, parts and accessories.
Committee Memberships: Compensation Committee (Chair); Corporate Governance and Nominating Committee
Director Qualifications:  Mr. Hesterberg’s extensive experience in senior executive roles, particularly as CEO, for large public companies in the retail industry and deep knowledge of marketing, customer service, strategic planning and consumer research provides the Board with valuable leadership and strategic planning experience and marketing and retail expertise.

Lisa R. Kranc	64	2012
Business Experience:  Senior Vice President, Marketing of AutoZone, Inc., an automotive aftermarket parts retailer and distributor, from August 2001 until her retirement in December 2012. Since September 2015, Ms. Kranc has served on the Board of Directors of Truck Hero, Inc., a supplier of truck accessories. From June 2014 to May 2015, Ms. Kranc served on the Board of Directors of Armored AutoGroup, Inc., a consumer products manufacturer.
Committee Memberships: Compensation Committee; Corporate Governance and Nominating Committee (Chair)
Director Qualifications:  Ms. Kranc’s tenure in a senior executive role for a large public company in the retail industry and extensive experience in marketing, brand management, consumer research and strategic planning provides the Board with valuable leadership and strategic planning experience and marketing and retail expertise.

Name	Age	Director Since	Business Experience, Current Positions on the Board’s Committees, and Specific Qualifications for Service on the Board
William J. Montgoris	71	2004
Business Experience:  Chairman of the Board of Stage since June 2010. From August 1993 until his retirement in June 1999, Mr. Montgoris served as Chief Operating Officer of The Bear Stearns Companies, Inc. (“Bear Stearns”), an investment bank and securities trading and brokerage firm. Mr. Montgoris also served as Chief Financial Officer at Bear Stearns from April 1987 until October 1996. Since August 2008, Mr. Montgoris has served on the Board of Directors of Carter’s, Inc., a retailer and marketer of children’s apparel, where he is a member of the audit committee. From July 2008 to November 2013, Mr. Montgoris served on the Board of Directors of OfficeMax Incorporated, an office products retailer, where he was a member of the audit and compensation committees.
Committee Memberships: Audit Committee
Director Qualifications:  Mr. Montgoris’ extensive experience in senior executive roles with a leading global investment banking firm and as a director at large public companies in the retail industry, as well as his experience as a Certified Public Accountant and deep finance and accounting knowledge, provides the Board with valuable leadership and financial and retail expertise.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE LISTED ABOVE.
GOVERNANCE
Board Leadership Structure
Our business is managed under the direction of the Board. The Board is currently comprised of the directors identified in Item 1. Members of the Board are kept informed of our business through discussions with our CEO and other members of management and by reviewing materials provided to them, visiting our offices, stores and distribution centers, and participating in meetings of the Board and its committees.
Our CEO does not serve as the Chairman of the Board. We believe that separating the roles of CEO and Chairman of the Board is the appropriate leadership structure for us because, while it allows the CEO to speak for and lead us and communicate with other members of senior management, it provides for effective oversight by the Board, as each of our directors is highly qualified and experienced and exercises a strong oversight function. The Chairman sets the agendas for meetings of the Board, chairs the Board meetings, and is responsible for briefing our CEO, as needed, concerning executive sessions of the independent members of the Board. The Chairman also determines when additional meetings of the Board are needed.
Corporate Governance Guidelines
We have adopted written Governance Guidelines to assist in fulfilling our corporate governance responsibilities. The Governance Guidelines provide a structure within which our directors and management may monitor the effectiveness of policy and decision making both at the Board and management level, with a view to enhancing shareholder value over the long term. The Governance Guidelines are available in the Corporate Governance section of our website (corporate.stage.com/corporate-governance).
Code of Ethics and Business Conduct and Code of Ethics for Senior Officers
We have adopted a written Code of Ethics and Business Conduct (“Code of Ethics”) to serve as the basic set of policies and procedures governing the behavior of our directors, executive officers and other employees in conformance with NYSE rules. It is our policy to adhere to the highest standards of business ethics in all our business activities. When engaging in any activity concerning us, our customers, competitors, suppliers, other employees, shareholders or the general public, our directors, executive officers and other employees must maintain standards of uncompromising integrity and conduct themselves in a professional manner.
We have also adopted a Code of Ethics for Senior Officers (“Code for Senior Officers”) that promotes ethical conduct in the practice of financial management. The Code for Senior Officers is designed to deter wrongdoing and provide principles that our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions are expected to adhere to and advocate. These principles embody rules regarding individual and peer responsibilities, as well as responsibilities to our shareholders and others who have a stake in our continued success.

The Code of Ethics and the Code for Senior Officers are each available in the Corporate Governance section of our website (corporate.stage.com/corporate-governance). We intend to satisfy the requirements of Item 5.05 of Form 8-K regarding disclosure of amendments to or waivers from any applicable provision of the Code of Ethics and the Code for Senior Officers that relate to elements listed under Item 406(b) of Regulation S-K and apply to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions, if any, by posting such information in the Corporate Governance section of our website (corporate.stage.com/corporate-governance).
Director Independence
The Board undertook its most recent annual review of director independence in March 2018. During the review, the Board, in accordance with NYSE rules, broadly considered all relevant facts and circumstances to determine whether any director has a material relationship with us, either directly or indirectly, other than serving as one of our directors, including all transactions, relationships and arrangements between each director, his or her affiliates, and any member of his or her immediate family, on one hand, and Stage, its subsidiary and members of management, on the other hand. The purpose of this review was to determine whether any such transactions, relationships or arrangements were inconsistent with a determination that the director is independent in accordance with NYSE rules.
As a result of the review, the Board affirmatively determined that, with the exception of Mr. Glazer, all of the current directors, each of whom is nominated for election at the Annual Meeting, are independent of Stage, its subsidiary and management under the standards set forth in the NYSE rules, and no director or director nominee, with the exception of Mr. Glazer, has a material relationship with Stage, its subsidiary or management aside from his or her service as a director. Mr. Glazer was deemed not independent due to his employment as our President and CEO.
All members of the Board’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent directors. Members of the Audit Committee also satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from us or our subsidiary other than their directors’ compensation. Members of the Compensation Committee also satisfy separate NYSE independence requirements to ensure independence from management.
In evaluating director independence, the Board considered store leasing transactions between our subsidiary and GGP, Inc. (“GGP”), which employed Mr. Barocas until his retirement on June 30, 2017. As of the date of Mr. Barocas’ retirement, we leased three of our nearly 850 store locations from GGP in the ordinary course of our business. The Board reviewed the payments we made to GGP in each of the last three years ($0.6 million in 2017, $0.2 million in 2016 and $0.3 million in 2015), discussed the matter with Mr. Barocas, and reviewed GGP’s reported consolidated gross revenues ($2.3 billion in 2017, $2.3 billion in 2016 and $2.4 billion in 2015). Based on this review, the Board determined that the transactions are immaterial and do not impair Mr. Barocas’ independence. The Board also concluded that Mr. Barocas did not have a direct or indirect material interest in our store leasing transactions with General Growth during 2017.
Majority Vote Policy and Standard
Our Bylaws impose a majority vote standard in uncontested elections of directors and our Governance Guidelines contain a majority vote policy applicable to uncontested elections of directors. Section 2.14 of our Bylaws provides that if a quorum is present at the Annual Meeting, a director nominee in an uncontested election will be elected to the Board if the number of votes properly cast for the nominee’s election exceeds the number of votes properly cast against the nominee’s election. The majority vote policy contained in our Governance Guidelines requires any director nominee who does not receive more votes cast for the nominee’s election than votes cast against the nominee’s election to deliver his or her resignation from the Board to the Corporate Governance and Nominating Committee. Upon its receipt of such resignation, the Corporate Governance and Nominating Committee will promptly consider the resignation and recommend to the Board whether to accept the resignation or to take other action. The Board will act on the recommendation of the Corporate Governance and Nominating Committee no later than 100 days following the certification of the shareholder vote. The Corporate Governance and Nominating Committee, in making its recommendation, and the Board, in making its decision, will evaluate the resignation in light of the best interests of Stage and our shareholders and may consider any factors and other information they deem relevant. We will promptly publicly disclose the Board’s decision in a press release or periodic or current report to the SEC.
Related Person Transactions
The Board, with the assistance of the Audit Committee and the Corporate Governance and Nominating Committee, monitors compliance with our corporate governance policies, practices and guidelines applicable to our directors, nominees for director, officers and employees. Our Governance Guidelines, Code of Ethics and human resources policies address governance matters and prohibit, without the consent of the Board or its designee, directors, officers and other employees from engaging in transactions that conflict with our interests or that otherwise usurp corporate opportunities. Our Governance Guidelines also prohibit our directors, officers and other employees from entering into any agreement or arrangement with any person or entity or to authorize any transaction which we may be required to disclose to the SEC unless the agreement or arrangement is approved by the Board.
Pursuant to our written Related Person Transaction Policy, the Audit Committee also evaluates “related person transactions,” which we define more stringently than is required under SEC rules. Under our policy, we consider a related person transaction to be any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships): (1) involving more than $5,000 in which we and any of our directors, executive officers, other employees, holders of more than five percent of our common shares, or their respective immediate family members were or are to be a participant; and (2) in which such related person had, has or will have a direct or indirect material interest. Our policy requires our directors, executive officers and other employees to report to the attention of the Chair of the Audit Committee all transactions, whether proposed or existing, of which they have knowledge and which they believe may constitute a related person transaction. If the Audit Committee Chair, with the assistance of legal counsel, determines that the transaction constitutes a related person transaction, the Audit Committee Chair or our Chief Legal Officer will notify the other members of the Audit Committee.
Thereafter, the Audit Committee will review the related person transaction, considering all factors and information it deems relevant, and approve or disapprove the transaction in light of what the Committee believes to be the best interests of Stage and our shareholders. If advance approval is not practicable or if a related person transaction that has not been approved is discovered, the Audit Committee will promptly consider whether to ratify the transaction. In such event, if the Audit Committee declines to ratify the transaction, the Audit Committee will, taking into account all of the factors and information it deems relevant (including the rights available to us under the transaction), determine whether we should amend, rescind or terminate the transaction in light of what it believes to be the best interests of our shareholders and Stage. We do not intend to engage in related person transactions not approved or ratified by the Audit Committee. Examples of factors and information that the Audit Committee may consider in its evaluation of a related person transaction include: (1) the reasons for entering into the transaction; (2) the terms of the transaction; (3) the benefits of the transaction to us; (4) the comparability of the transaction to similar transactions with unrelated third parties; (5) the materiality of the transaction to each party; (6) the nature of the related person’s interest in the transaction; (7) the potential impact on the independence of an outside director; and (8) the alternatives to the transaction.
In addition, on an annual basis, each director, director nominee and executive officer must complete a questionnaire that requires written disclosure of any related person transaction. The responses to these questionnaires are reviewed by our Chief Legal Officer and Controller, and shared with the Board, to identify any potential conflicts of interest or potential related person transactions.
If a related person transaction, as defined under SEC rules, existed, we would disclose the transaction as required. Based on our most recent review conducted in the first quarter of 2018, none of our directors, director nominees, officers or other employees have engaged in any related person transaction requiring disclosure since the beginning of 2017.
Loans to Directors and Executive Officers Prohibited
Our Governance Guidelines also prohibit us from, directly or indirectly, extending or maintaining credit, or arranging for or guaranteeing the extension of credit, in the form of a personal loan to or for any of our directors, executive officers or their immediate family members.
Policy on Poison Pills
The term “poison pill” refers to a type of shareholder rights plan that some companies adopt to provide an opportunity for negotiation during a hostile takeover attempt. The Board has not adopted a poison pill. However, as we are a Nevada corporation, our Articles of Incorporation provide that we have expressly elected to be governed by Chapter 78 of the Nevada Revised Statutes (“NRS 78”) with respect to the acquisition of a controlling interest in us. NRS 78 provides that a person who seeks to acquire a “controlling interest” (20% or greater) in a Nevada corporation will only obtain such voting rights in the shares acquired (“control shares”) as are granted by a vote of the holders of a majority of our remaining voting power at a special or annual meeting of the shareholders. In addition, NRS 78 provides that we may redeem not less than all of the control shares at the average price of the control shares if the control shares are not granted full voting rights by the shareholders.
Attendance at Board, Committee and Shareholder Meetings
The Board held eight meetings during 2017. During 2017, each director attended at least 75% of the aggregate of the total number of meetings of the Board and the committees on which he or she served (in each case, held during the periods that he or she served). The independent directors meet in regularly scheduled executive sessions of the Board and its committees without employees and non-independent directors present. The Chairman of the Board or committee chair, as applicable, presides at all executive sessions. It is the Board’s policy that each director should be present for the annual meeting of shareholders absent exceptional cause. Each of our current directors attended our 2017 annual meeting of shareholders.
Board’s Role in Risk Oversight
The Board’s role in risk oversight is administered directly and through its standing committees, with each committee’s role more fully described in the “Role of the Board’s Committees” section below. The Audit Committee assists the Board in fulfilling its oversight responsibility relating to the performance of our system of internal controls, the integrity of our financial statements, legal and regulatory compliance, our audit, accounting and financial reporting processes, the qualifications, independence and work of our independent registered public accounting firm, and the evaluation of enterprise risk issues, particularly those risk issues not overseen by other committees. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation programs, policies and practices. The Corporate Governance and Nominating Committee manages risks associated with corporate governance, related person transactions, succession planning, business conduct and ethics, and the performance of the Board, its committees and directors.
While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the entire Board is regularly informed about those risks through committee reports or by attending committee meetings. The reports presented to the Board include discussions of committee agenda topics, including matters involving risk oversight. The Board also directly considers specific topics, including risks associated with our strategic plan, capital structure, information / cyber security and development activities. Members of management who supervise the day-to-day risk management responsibilities periodically provide reports to the Board as a whole and to the committees as requested.
Role of the Board’s Committees
The Board has three standing committees - Audit, Compensation, and Corporate Governance and Nominating - that assist and report their activities to the Board. In accordance with the applicable rules of the NYSE and SEC, each committee is organized and operates under a written charter adopted by the Board. Each committee and the Corporate Governance and Nominating Committee annually review and assess the adequacy of the charters and recommend changes to the Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices. Pursuant to its respective charter, each committee has the authority to engage, at our expense, advisors as it deems necessary to carry out its duties. The function and authority of each committee are further described below and in each committee’s respective charter. The committee charters are available in the Corporate Governance section of our website (corporate.stage.com/corporate-governance).
The Board and the Corporate Governance and Nominating Committee annually conduct performance evaluations of the Board, each committee and each director. Under the procedures adopted by the Board, each director evaluates the Chairman of the Board, the Board, each committee and each other director. In order to continuously improve Board governance, the results of the individual director evaluations are communicated to the respective directors and the results of the Chairman, Board and committees’ evaluations are reported to all directors.
Each committee is comprised entirely of independent directors as required by each committee’s charter and applicable SEC and NYSE rules. The following table reflects the current membership of each committee:

Independent Directors	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Mr. Barocas	M		M
Ms. Crowley	C	M
Ms. Ellis	M		M
Mr. Glazer
Mr. Hesterberg		C	M
Ms. Kranc		M	C
Mr. Montgoris	M
__________

M	Denotes a member of the committee.

C	Denotes the chair of the committee.

Audit Committee
The primary purposes of the Audit Committee are to: (1) assist the Board in its oversight of (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the qualifications and independence of our independent registered public accounting firm, and (d) the performance of our internal audit function and independent registered public accounting firm; and (2) prepare the Audit Committee Report disclosure required by Item 407(d)(3) of Regulation S-K. The Audit Committee was established in accordance with Section 3(a)(58)(A) the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Board has determined that each member of the Audit Committee is “financially literate,” as required by NYSE rules, and that each of Ms. Crowley, Ms. Ellis and Mr. Montgoris is an “audit committee financial expert,” as that term is defined under applicable SEC rules. The Audit Committee met 10 times during 2017.
Compensation Committee
The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to the compensation of our Chief Executive Officer (“CEO”) and other executive officers. In addition, the Compensation Committee’s key responsibilities include: (1) establishing the goals and objectives for CEO performance, evaluating CEO performance against those goals and objectives and setting CEO compensation based on the evaluation; (2) reviewing the performance of, and setting the compensation for, our other executive officers; (3) reviewing and approving the terms of all compensation plans, policies and programs, including employment and severance agreements, for our CEO and other executive officers; (4) making recommendations to the Board with respect to our incentive compensation and equity-based plans that are subject to Board approval; and (5) reviewing and monitoring our compensation policies and practices in order to avoid risks that are reasonably likely to have a material adverse effect on us. Additional information regarding our executive compensation program, including our processes and procedures for the consideration and determination of executive officer compensation, is described in the “Executive Compensation” section of this Proxy Statement. The Compensation Committee met four times during 2017.
Executive Compensation Consultants
The Compensation Committee may, in its sole discretion, retain or obtain the advice of compensation consultants to review our executive officer compensation program. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant retained by the Compensation Committee. We provide appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to any compensation consultant retained by the Compensation Committee.
The Compensation Committee selected and retained Willis Towers Watson as its independent compensation consultant to advise it on general executive compensation matters during 2017. The Compensation Committee also selected and retained Exequity as its independent compensation consultant to provide advice on the development of the Stage Stores 2017 Long-Term Incentive Plan (“2017 LTIP”). The Compensation Committee assessed the independence of Willis Towers Watson and Exequity pursuant to NYSE and SEC rules and concluded that no conflict of interest exists that would prevent Willis Towers Watson or Exequity from independently advising the Compensation Committee during 2017.
During 2017, we paid Willis Towers Watson $84,318 in connection with the Compensation Committee’s engagement of Willis Towers Watson for executive compensation consulting services. In addition, we paid Willis Towers Watson $8,800 for data and surveys and $143,128 for actuarial retirement services associated with a broad-based defined benefit plan that we sponsor, which covers substantially all employees who had met eligibility requirements and were enrolled prior to June 30, 1998 (“DB Plan”). The DB Plan was frozen effective June 30, 1998, and none of our named executive officers (as identified in the “Executive Compensation” section of this Proxy Statement) are participants in the DB Plan. The fees for services related to the DB Plan were paid to a different line of business within Willis Towers Watson and were not associated with the Willis Towers Watson executive compensation team that provided advice to the Compensation Committee. During 2017, we paid Exequity $15,148 in connection with the Compensation Committee’s engagement of Exequity for consulting services related to the development of the 2017 LTIP.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee serves, or has served at any time, as one of our officers or employees or has, during 2017, had a material interest in any related person transaction, as defined in Item 404 of Regulation S-K. None of our executive officers serve or, during 2017, served as a member of the board of directors or compensation committee of any other company that has or had an executive officer serving as a member of the Board or the Compensation Committee.

Corporate Governance and Nominating Committee
The primary purposes of the Corporate Governance and Nominating Committee are to: (1) maintain and review the Governance Guidelines and propose to the Board changes to the Governance Guidelines as corporate governance developments warrant; (2) identify qualified candidates for nomination as directors to the Board who meet the criteria for Board membership approved by the Board; (3) oversee the annual evaluation of the performance of the Board, the committees of the Board, the directors and management; (4) recommend to the Board director nominees for the next annual meeting of shareholders and for each committee of the Board; (5) review, and report to the Board, annually on the status of the CEO succession plan; and (6) evaluate director compensation to ensure that our directors are competitively compensated and recommend any proposed changes in director compensation to the Board for its approval. The Corporate Governance and Nominating Committee met four times during 2017.
Director Qualifications; Identifying and Evaluating Nominees
The Corporate Governance and Nominating Committee is responsible for recommending to the Board the appropriate skills and qualifications required of Board members and assessing the appropriate balance of skills and qualifications required of directors based on our needs from time to time. At a minimum, director nominees should possess the following skills and qualifications: broad experience, wisdom, integrity, the ability to make independent analytical inquiries, an understanding of our business environment, and the willingness to devote adequate time to Board duties. The Corporate Governance and Nominating Committee and the Board endeavor to have a Board representing a range of experience in business and in other areas that are relevant to our activities with a goal of achieving a Board that, as a whole, provides effective oversight of our management and business through, among other things, diversity (i.e., differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to the Board’s heterogeneity). The consideration of diversity in identifying director nominees is integrated annually as part of the director nomination process by both the Board and the Corporate Governance and Nominating Committee.
The Corporate Governance and Nominating Committee also considers the current composition of the Board and other relevant factors and attributes that it deems appropriate and important for nominees to make meaningful contributions to the Board and our business, including:

•
Leadership. Directors with experience in significant leadership positions over an extended period, particularly CEO and Chief Operating Officer positions, provide us with special insights. These individuals generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

•
Strategic Planning Experience. Effective strategic planning is critical to our success. Therefore, extensive experience in strategic planning as a result of various executive leadership roles is very important to us.

•
Retail Industry Experience. Experience in the retail industry as executives, directors, consultants, professionals or in other capacities is important to help provide context to our decisions, results and operations, as well as to provide oversight to our management team.

•
Financial Expertise. An understanding of finance and financial reporting processes is important for our directors, as we measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and vigorous auditing are critical to our success. We seek to have a majority of the members of our Audit Committee qualify as “audit committee financial experts” (as defined by SEC rules) and we expect all of our directors to be financially knowledgeable.

•	Marketing Experience. As a retailer, marketing is critical to our success. Therefore, marketing expertise, both for brick-and-mortar stores and e-commerce, is very important to us.

•
Investor Relations Experience. As a public company, experience in the development, implementation and articulation of corporate strategy, experience with commercial and financial communications, and experience working directly with investment analysts, institutional investors and the broad financial community is valuable to us.

•	Real Estate Experience. As of the end of 2017, we operated 835 stores in 42 states. In light of this significant investment, real estate expertise is important to us.
In identifying and evaluating director nominees, the Corporate Governance and Nominating Committee may implement such processes as it deems appropriate, including retaining a third party to assist in identifying or evaluating potential nominees. Prior to his or her nomination to the Board, each director nominee must (1) be determined by the Corporate Governance and Nominating Committee to meet the minimum qualifications set forth above, (2) have at least one interview with the Corporate

Governance and Nominating Committee and with any other director who requests an interview, and (3) complete and sign a comprehensive questionnaire in a form deemed appropriate by the Board.
In identifying potential director candidates, the Corporate Governance and Nominating Committee considers recommendations from our directors, CEO and shareholders. A shareholder wishing to recommend a prospective director nominee to the Board must send written notice to: Corporate Governance and Nominating Committee Chair, Stage Stores, Inc., Attn: Chief Legal Officer and Secretary, 2425 West Loop South, 11th Floor, Houston, Texas 77027. The written notice must include the prospective nominee’s name, age, business address, principal occupation, ownership of our common shares, information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of that prospective nominee as a director, the written consent of all parties to be identified in the proxy materials and any other information that is deemed relevant by the recommending shareholder. Shareholder recommendations that comply with these procedures and that meet the factors outlined above will receive the same consideration that the recommendations of the Board receive. For the 2019 annual meeting of shareholders, recommendations for director nominees must be submitted in writing by December 27, 2018.
In addition to the skills and qualifications described above, the specific factors that the Corporate Governance and Nominating Committee and the Board considered in each current director nominee’s nomination are included with their individual biographies appearing in Item 1 (Election of Directors) above.
Communications with the Board
Shareholders and other interested parties may send written communications to the Board and, if applicable, to the Chairman and other individual directors, by mail or courier to our corporate office. Under a process approved by the Board for handling correspondence received by us and addressed to independent directors, our Secretary will forward all correspondence that we receive to the Board or, if applicable, to the Chairman or other individual director. Communications should be addressed to the Board or applicable director at: Stage Stores, Inc., Attn: Chief Legal Officer and Secretary, 2425 West Loop South, 11th Floor, Houston, Texas 77027.
Our Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the submission by our employees of concerns regarding questionable accounting or auditing matters. These procedures are incorporated into our Code of Ethics and (1) set forth a statement about our commitment to comply with laws, (2) encourage employees to inform us of conduct amounting to a violation of applicable standards, (3) describe prohibited conduct, (4) include procedures for making confidential, anonymous complaints, and (5) provide assurances that there will be no retaliation for reporting suspected violations.
We have also established procedures to enable anyone who has a concern regarding non-accounting matters and violations of our Code of Ethics to report that concern through our normal company channels or anonymously. An anonymous ethics hotline is maintained by an independent third party and is available 24 hours a day, seven days per week.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table provides information regarding beneficial ownership of our common shares by each person or entity known by us to be the beneficial owner of more than five percent of our outstanding common shares. The assessment of holders of more than five percent of our common shares is based on a review of and reliance upon their respective filings with the SEC, and all information is as of December 31, 2017 as reported in such filings, except as otherwise noted.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Paradigm Capital Management, Inc. (1) Nine Elk Street Albany, NY 12207	2,738,900	9.9%
Divisar Capital Management LLC (2) 275 Sacramento Street, 8th Floor San Francisco, CA 94111	2,303,702	8.3%
Dimensional Fund Advisors LP (3) Building One 6300 Bee Cave Road Austin, TX 78746	1,693,980	6.1%
__________

(1)
The information is based on the Schedule 13G filed with the SEC on February 9, 2018 by Paradigm Capital Management, Inc. reporting on beneficial ownership as of December 31, 2017. According to the filing, the reporting person has sole voting power and sole dispositive power with respect to 2,738,900 common shares and no shared voting power or shared dispositive power over any of our common shares.

(2)
The information is based on the Schedule 13G/A (Amendment No. 1) filed with the SEC on February 13, 2018 by Divisar Capital Management LLC reporting on beneficial ownership as of December 29, 2017. According to the filing, the reporting person has shared voting power and shared dispositive power with respect to 2,303,702 common shares, and no sole voting power or sole dispositive power over any of our common shares. The reporting person is the general partner of Divisar Partners QP, L.P. who also reported that it has shared voting power and shared dispositive power with respect to 2,108,975 common shares, and no sole voting power or sole dispositive power over any of our common shares.

(3)
The information is based on the Schedule 13G/A (Amendment No. 10) filed with the SEC on February 9, 2018 by Dimensional Fund Advisors LP reporting on beneficial ownership as of December 31, 2017. According to the filing, the reporting person has sole voting power with respect to 1,595,385 common shares, sole dispositive power with respect to 1,693,980 common shares, and no shared voting power or shared dispositive power over any of our common shares.

Security Ownership of Management
The following table provides information regarding the beneficial ownership of our common shares and restricted stock by each of the executive officers listed in the Summary Compensation Table, each of our directors, and all of our directors and executive officers as a group. Unless otherwise indicated by footnote, individuals have sole voting and investment (dispositive) power. All information is as of the Record Date.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership			Percent of Class
	Common Stock	Restricted Stock (2)	Total
Michael L. Glazer	730,983	826,988	1,557,971	5.3%
Oded Shein	53,946	42,354	96,300	*
Thorsten I. Weber	38,719	81,926	120,645	*
Steven L. Hunter	63,837	38,583	102,420	*
Chadwick P. Reynolds	15,241	12,260	27,501	*
Alan J. Barocas	78,346	44,053	122,399	*
Elaine D. Crowley	48,251	44,053	92,304	*
Diane M. Ellis	38,142	44,053	82,195	*
Earl J. Hesterberg	70,347	44,053	114,400	*
Lisa R. Kranc	36,039	44,053	80,092	*
William J. Montgoris	104,286	44,053	148,339	*
All directors and executive officers as a group (16 persons) (1)	1,414,368	1,338,497	2,752,865	9.4%
__________

*	Represents less than 1.0% of our outstanding common stock.

(1)
Includes 1,543 shares of common stock beneficially owned by the spouse of an executive officer who is not a named executive officer, and for which the executive officer does not have voting rights and disclaims beneficial ownership.

(2)	The restricted stock held by each individual is subject to forfeiture prior to vesting in accordance with the terms set forth in the applicable award agreement.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common shares, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of our common shares. Directors, executive officers and greater than 10% shareholders are required by the SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely upon our review of filings with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied during 2017 with the reporting requirements of Section 16(a) of the Exchange Act, except that Mr. Reynolds did not timely report the acquisition of 958 of our common shares pursuant to the reinvestment of cash dividends paid by Stage (the common shares acquired through dividend reinvestment were reported on a Form 4 dated August 7, 2017).

Stock Ownership by Executive Officers
The Board has adopted stock ownership requirements for all officers at or above the executive vice president level that requires these executives to hold a significant financial stake in our common shares in order to align the long-term interests of our executives with those of our shareholders. Under the ownership requirements, on and after the fifth anniversary of his or her appointment as an executive vice president or higher (“Target Date”), each such officer must have developed and thereafter maintain an ownership position in our common shares with a minimum value (“Target Ownership Level”) as follows:

•	a Target Ownership Level for the CEO having a value equal to three times his or her base salary; and

•	a Target Ownership Level for all executive vice presidents or higher having a value equal to his or her base salary.
For purposes of assessing compliance with the ownership requirements, the value of stock means the greater of the fair market value of our common shares held of record on the date of determination by the executive and his or her spouse, or the value of our common shares at the time of acquisition. In determining whether the executive has achieved his or her Target Ownership Level, the executive may include the value of our common shares owned outright or beneficially owned and shares held in benefit plans, in any event acquired by him or her (1) in open market purchases, (2) from vested restricted stock awards, (3) from net shares held following the exercise of stock options and stock appreciation rights (“SARs”), (4) from earned performance share units, and (5) from deferred compensation plan acquisitions. The executive may also include the share value equivalents of gains on vested but unexercised stock options and SARs. Individual and joint holdings of stock with an executive’s spouse shall also be included in measuring achievement of the applicable Target Ownership Level. Exceptions to compliance with the ownership requirements may be made with the prior written consent of the Compensation Committee in the event of a financial hardship. As of the Record Date, each executive whose tenure dictates that he or she satisfy the Target Ownership Level has done so.
Stock Ownership by Directors
The Board also requires non-employee directors to hold a significant financial stake in our common shares in order to align the long-term interests of the directors with those of our shareholders. Each director must develop and maintain an original investment of at least four times the annual Board retainer in effect upon the director’s initial election or appointment to the Board (“Original Investment”). If the annual Board retainer is increased, each director must develop and maintain an additional investment in our common shares equal to four times the increase in the retainer (“Additional Investment”). In determining whether a director has achieved the Original Investment and any Additional Investment, the director may include his or her (1) tax basis in any stock held directly or through a broker (i.e., acquisitions net of dispositions), (2) tax basis in vested restricted stock, (3) tax basis in vested but unexercised in-the-money stock options and SARs, and (4) director fees which the director has designated to be used for the acquisition of restricted stock or deferred stock units under our Non-Employee Director Equity Compensation Plan. Directors have three years from the date of their initial election to the Board to achieve the Original Investment, and three years from the date of an increase in the annual Board retainer to achieve any Additional Investment. As of the Record Date, each non-employee director has satisfied the stock ownership requirements.
Stock Holding Requirements for Executive Officers and Directors
In order to further align the interests of directors and executives with those of shareholders, the Board also imposes stock holding requirements for all directors and all officers at or above the executive vice president level. Under our stock holding requirements, each director and executive must retain 50% of all net shares received (i.e., those shares received from equity awards at vesting or exercise, after any withholding to satisfy taxes) until his or her applicable stock ownership requirement is achieved. If a director or executive becomes subject to a greater stock ownership requirement (e.g., due to promotion or an increase in the ownership requirement), the greater stock ownership requirement will apply as of its effective date and 50% of all net shares received must be retained until such time that the greater stock ownership requirement is achieved. Once the applicable stock ownership requirement is achieved, sufficient shares must be retained by the director or executive to continue meeting the stock ownership requirement until separation from service. Exceptions to the holding requirements may be made at the discretion of the Board or Compensation Committee if compliance would create financial hardship (e.g., illness, tuition or mortgage) or prevent a director or executive from complying with a court order.
Hedging Prohibited
Hedging or monetization transactions may be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Those hedging transactions may permit a person to continue to own our securities without the full risks and rewards of ownership. When that occurs, the person may no longer have the same objectives as our other shareholders. Therefore, the Board prohibits our directors, officers and other employees from all hedging or monetization transactions involving our commons shares or other securities.

Pledging Prohibited
Securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Similarly, securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Because a foreclosure sale or margin sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in our securities, the Board prohibits our directors, officers and other employees from holding our common shares or other securities in a margin account or otherwise pledging our common shares or other securities as collateral for a loan.
EXECUTIVE COMPENSATION
Compensation Committee Report
The Compensation Committee reviewed and discussed the following Compensation Discussion and Analysis (“CD&A”) with our management. Based on that review and discussion, the Compensation Committee (which we refer to as the “Committee” in the CD&A) recommended to our Board that the CD&A be included in this Proxy Statement and our Annual Report on Form 10-K for our fiscal year ended February 3, 2018.
Members of the Compensation Committee
Elaine D. Crowley
Earl J. Hesterberg, Chair
Lisa R. Kranc

Compensation Discussion and Analysis
Executive Summary
In this CD&A, we describe the material objectives and principles underlying our compensation policies and decisions as well as the material elements of the compensation of our named executive officers for 2017. For 2017, our “named executive officers” were:

Executive	Title
Michael L. Glazer	President and CEO
Oded Shein	Executive Vice President, Chief Financial Officer (“CFO”) and Treasurer
Thorsten I. Weber	Executive Vice President, Chief Merchandising Officer
Steven L. Hunter	Executive Vice President, Chief Operating Officer - Gordmans
Chadwick P. Reynolds	Executive Vice President, Chief Legal Officer and Secretary
This CD&A should be read in conjunction with the compensation tables following this CD&A.
Overview
While we are pleased with the progress we made in 2017, we did not achieve our performance targets for the year. As a result, no bonuses were paid to our named executive officers for the third straight year and no performance share units were earned for the three-year performance cycle ended with 2017. During 2017, we took significant actions designed to support the future success of our business, including entering the off-price segment of the retail industry by acquiring 58 Gordmans stores, increasing total merchandise margins, controlling expenses and inventories and growing our online business. These actions resulted in significant improvement from the beginning to the end of 2017, culminating in a positive comparable sales increase of 1.1% during the fourth quarter and generating positive free cash flow for 2017. Despite our actions and improved performance, we continued to face a challenging environment for the department store segment of the retail industry.
Business Strategy and Results; Pay and Performance Aligned
Our primary objectives for 2017 were to build upon our strategic initiatives and drive sales productivity in stores and online by delivering an improved guest experience. In particular, our 2017 key strategic initiatives included:

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continuing to build our e-commerce business, with further enhancements to the site design and functionality, improved mobile capabilities, additional digital marketing, expanded assortments and investments in our supply chain;

•	invigorating our merchandise with a more frequent flow of new items, emphasizing style and value, expanding our gift selection and adding more off-price buys into our department stores;

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building on beauty trends by adding smaller Estee Lauder and Clinique counters to 32 stores, launching an expanded self-service beauty concept featuring new brands in 150 stores and expanding assortments of beauty, bath and body products across our store base;

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increasing merchandise margin by raising our average unit retail price, improving promotional disciplines by eliminating overlapping coupons, enhancing seasonal transitions and editing less productive merchandise categories;

•	improving the relationship with our guests by communicating through more digital and email marketing and engaging them through our loyalty programs; and

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enhancing the shopping experience for our guests by creating a culture of strong guest service and execution, and simplifying tasks enabling our store associates to direct their attention to providing exceptional service to our guests.

While we did accomplish or make meaningful significant strides toward these key priorities, the macroeconomic challenges facing our industry and business prevented our financial performance from meeting our expectations. As a result of our performance in 2017 and the emphasis that our executive compensation program places on performance-based compensation, the actual compensation realized by our named executive officers in 2017 was significantly lower than our target and total potential levels. Specifically, we did not achieve the pre-tax earnings threshold required for our named executive officers to earn an annual performance incentive bonus for 2017, and our total shareholder return (“TSR”) for the 2015 through 2017 performance cycle was below the level required for our named executive officers to earn any of the performance share units they had previously been awarded.
Our financial results and strategic actions for 2017 included the following:
Financial Results

•	Net sales, including sales from our new off-price Gordmans stores, increased $149.6 million, or 10.4%, to $1.6 billion.

•	Comparable sales decreased 3.6%, with significant improvement after the first quarter 2017, culminating in a comparable sales increase of 1.1% in the fourth quarter 2017.

•	Gross profit increased $65.4 million, or 22.0%, compared to 2016.

•	Pre-tax loss was $50.4 million, compared to pre-tax loss of $63.1 million for 2016.

•	Diluted loss per common share was $1.37, compared with diluted loss per common share of $1.40 for 2016.

•	Cash and cash equivalents were $21.3 million, a 54.0% increase over 2016.

•	Penetration of our private label credit card in our department stores grew to 49%.

•	Cash dividends of $8.5 million, or $0.30 per share, were paid to shareholders.

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TSR, as calculated under the terms of our performance share unit awards, was -21.0% for 2017 and -84.7% for the three-year period ended February 3, 2018 (see the “Overview of 2017 Executive Compensation - Long-Term Incentives” section of this CD&A for additional information regarding how TSR is calculated under the terms of our performance share unit awards).

Strategic Actions

•	We added 58 Gordmans stores and have progressed with the transition to an off-price concept with our pricing strategy and merchandising.

•	We evolved our product assortment to offer more contemporary fashions and brands, adding categories within existing brands and extending existing brands to additional stores.

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We drove sales in trending categories. Non-apparel, led by beauty, outperformed all year. Our Beauty Bar concept was rolled out to 150 stores in 2017 and was well received, particularly among our younger guests. In addition, we added smaller Estee Lauder and Clinique counters to 32 stores. In apparel, active and outdoor delivered strong results.

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We launched gRewardsTM and relaunched the value proposition for Style Circle Rewards®, our loyalty programs, which complement our existing private label credit card and enable us to better understand our guests’ shopping habits, offer more personalized promotional offers and provide attractive rewards. In November 2017, we reissued new private label credit cards to more than 2 million guests. Private label credit card sales penetration in our department stores was 49%, and we established the foundation for achieving our long-term goal of 25% private label credit card sales penetration in Gordmans.

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We advanced our omni-channel strategy with the launch of Web@POS, which provides our guests access to our online assortments from within our stores. We also deployed several enhancements to improve the performance of our e-commerce website, which has had a significant benefit to our e-commerce sales. We made investments in digital marketing and our mobile site, as well as to our supply chain, to support continued online growth. Our digital channels provide our guests with added convenience and enhanced assortments, and allow us to acquire guests beyond our local markets and further build our brand.

•
We continued our multi-year plan to close underperforming stores, including 21 department stores in 2017, following a strategic evaluation of our store portfolio according to increased profitability and return on investment standards. We have now closed 81 stores since we began our multi-year effort in 2015 to exit underperforming locations.

•
In December 2017, we closed our South Hill, Virginia distribution center as part of our strategy to increase the efficiency of our distribution network. Operations from the Virginia distribution center have been transferred to our distribution centers in Texas and Ohio.

While we made a number of important improvements in our business from 2016 to 2017, our 2017 financial performance fell short of our expectations. As a result, our named executive officers did not earn an annual performance incentive bonus for 2017, and shares were not earned under the three-year performance share unit awards whose performance cycle ended with 2017. We have tied these important components of compensation to our pre-tax earnings, comparable sales and TSR in order to align the interests of our named executive officers with our shareholders and to deliver meaningful portions of executive compensation only when we perform. The relationship between our 2017 performance and realized compensation, as well as the design of our executive compensation program to emphasize shareholder alignment, demonstrates the effectiveness of our program. Accordingly, our Board recommends that shareholders vote FOR the compensation paid to our named executive officers in 2017 at our Annual Meeting (see Item 2 in this Proxy Statement).
Overview of 2017 Executive Compensation
Our executive compensation program demonstrates strong pay-for-performance alignment. We believe our executive compensation program effectively aligns pay and performance by tying the value of annual performance incentive bonus opportunities and long-term incentive equity awards to our financial and sales performance as well as the value of our common shares.
Approximately 66% of the target total compensation awarded to Mr. Glazer in 2017 was variable compensation tied to our performance and/or the value of our common shares, and approximately 54% of the target total compensation awarded to our other named executive officers was variable compensation (see the “Pay-for-Performance” section in this CD&A). We believe that tying a majority of each named executive officer’s target total compensation to our performance and the value of our common shares aligns the interests of our named executive officers and our shareholders.
We review annually the total direct compensation (base salary and incentive compensation in the form of an annual bonus opportunity and long-term incentive equity awards) for each named executive officer based on market data, contributions to corporate performance, internal pay equity and each executive’s performance, expertise, responsibility and experience.
Base Salaries
Our named executive officers’ base salaries were not adjusted for 2017, except that Mr. Reynolds’ base salary was increased in connection with his promotion to Executive Vice President in April 2017. The Committee reviewed competitive market data, including the base salaries of comparators in our compensation Peer Group (as described later in this CD&A) and the review suggested that the named executive officers’ base salaries were generally below the Peer Group median; however, our CEO and other named executive officers recommended to the Committee that it should not increase their base salaries in 2017 as a result of corporate performance in 2016. Taking into account the recommendation of our CEO and other named executive officers, the Committee determined that our named executive officers’ base salaries would not be adjusted for 2017 (aside from the increase provided in connection with Mr. Reynolds’ promotion).
Annual Performance Incentive Bonuses
Our named executive officers were not paid performance incentive bonuses for 2017, because the requisite performance thresholds were not met. The opportunity to earn a performance incentive bonus under the Stage Stores Executive Performance Incentive Bonus Plan (“Bonus Plan”) for 2017 was based on two components. First, a pre-tax earnings/loss performance component was weighted to determine 75% of the amount earned. Second, a relative comparable sales performance component was weighted to determine 25% of the amount earned. The pre-tax earnings/loss component was based on our achievement relative to a target established by the Committee and the other independent directors, after consultation with management, at the beginning of 2017. The comparable sales component was based on the year-over-year change in our comparable sales results in 2017 as compared to the 2017 Performance Group (as described below in “Incentive-Based Compensation Benchmarking; 2017 Performance Group”). Comparable sales consist of store sales after a store has been in operation for 14 full months and e-commerce sales.

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Target. For 2017, the target was a pre-tax loss of $12.6 million, an increase of $50.5 million, compared to our 2016 actual pre-tax loss. The comparable sales target was the 50th percentile ranking among the Performance Group for 2017 comparable sales. A threshold level of performance must be achieved to earn a bonus under each component, and a maximum level of performance limits the bonus that may be earned under each component.

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Results. We did not meet the pre-tax loss or comparable sales thresholds required for our named executive officers to earn an annual performance incentive bonus for 2017. Accordingly, our named executive officers were not paid bonuses for 2017.

Long-Term Equity Incentive Awards
Our named executive officers did not earn any common shares from the performance share unit awards for the 2015 through 2017 performance cycle, because the requisite performance threshold was not met. For 2017, the long-term equity incentive awards for our named executive officers consisted of performance share units, restricted stock and restricted stock units. Our long-term equity incentive awards are designed to reward sustained, multi-year performance and retain executives for the duration of each award. Performance share units may be earned based on our TSR over a three-year period compared to the Performance Group established by the Committee at the beginning of that three-year period (i.e., 2017 through 2019 for the performance share units awarded in early 2017). For purposes of the performance share units, we measure TSR for our common shares and the publicly-traded shares of the Performance Group companies by comparing the change in the average closing price of the shares during all trading days in our first fiscal month of the performance period to the average closing price of the shares during all trading days in our final fiscal month of the performance period, including the reinvestment of dividends. Restricted stock and restricted stock units are scheduled to vest ratably over a four-year period.
Significant Executive Compensation Policies and Practices
Independent Compensation Committee
The Committee is composed entirely of independent directors who oversee our executive compensation program.
Pay-for-Performance
The majority of each named executive officer’s compensation is based on our financial or stock price performance, putting the value of each named executive officer’s variable compensation at risk if we and our stock do not perform to targeted levels established by the Committee.
Stock Ownership Requirement
Our named executive officers are required to acquire and maintain a minimum ownership stake in our common shares (see the “Stock Ownership by Executive Officers” section of this Proxy Statement).
Stock Holding Requirement
Our named executive officers are also required to retain 50% of all net shares received until achieving the stock ownership requirement. Once the stock ownership requirement is achieved, sufficient shares must be retained by the named executive officers to continue meeting the stock ownership requirement until separation from service (see the “Stock Holding Requirements for Executive Officers and Directors” section of this Proxy Statement).
Hedging Prohibited
We prohibit hedging or monetization transactions by our directors, named executive officers and other employees with respect to our securities (see the “Hedging Prohibited” section of this Proxy Statement).
Pledging Prohibited
We prohibit our directors, named executive officers and other employees from pledging our securities as collateral for a loan (see the “Pledging Prohibited” section of this Proxy Statement).

No Gross-Up Payments
Our named executive officers are not entitled to gross-up payments as part of their annual and long-term compensation arrangements or with respect to any termination or change in control arrangements.
No Repricing
Consistent with the terms of our equity compensation plans, it is the policy of our Board that we will not reprice or swap stock options or stock appreciation rights (“SARs”) without shareholder approval.
Reasonable Perquisites
Our executive compensation program offers perquisites that we believe are reasonable and customary in our industry, and those perquisites comprise only 7% or less of our named executive officers’ total compensation.
Clawback Policy
Our named executive officers are subject to a compensation recovery or “clawback” policy (see the “Compensation Recovery / Clawback Policy” section in this CD&A).
Say-on-Pay Votes
At our 2017 annual meeting of shareholders, 86.8% of the votes cast approved the compensation paid to our named executive officers for 2016. Our pay-for-performance alignment remains strong. Accordingly, our Board recommends that shareholders vote FOR the compensation paid to our named executive officers in 2017 at our Annual Meeting (see Item 2 in this Proxy Statement).
Compensation Objectives and Principles
The objectives of our executive compensation program are to:

•	enable us to attract, motivate and retain the executive talent required to successfully manage and grow our business and to achieve our short-term and long-term business objectives;

•
maximize our executive officers’ long-term commitment to our success by providing compensation elements that align their interests with the interests of our shareholders by linking compensation elements directly to financial metrics that the Committee believes influence the creation of long-term shareholder value; and

•	reward our executive officers upon the achievement of short-term and long-term business objectives and the creation of shareholder value.
The principles of and important processes in our executive compensation program are as follows:

•	emphasize pay-for-performance and encourage retention of executive officers who contribute to our performance;

•	maintain an appropriate balance between base salary and annual and long-term incentive compensation;

•	link incentive compensation to the achievement of goals set in advance by the Committee;

•	align the interests of our executive officers with those of our shareholders;

•	evaluate CEO performance against annual and long-term performance goals on an absolute basis as well as relative to the performance of our Peer Group and Performance Group;

•	require the achievement of threshold performance levels to earn payouts under annual and long-term performance-based incentives;

•	convene an executive session of the Committee (without management) at least once annually;

•	recuse our CEO from deliberations and voting regarding his or her compensation;

•	consult our CEO, on an advisory basis only, on the compensation awarded to our other named executive officers;

•	conduct a thorough annual review and analysis of the recent compensation history of each named executive officer and all forms of compensation to which the executive may be entitled; and

•	make recommendations on named executive officer compensation to the independent directors after the Committee completes a thorough review and analysis.

Key Considerations in Setting Compensation
Based on these objectives and principles, the Committee has structured our executive compensation program to motivate our named executive officers to achieve the business goals set by our Board and to reward them for achieving those goals. The following is a summary of the key considerations that the Committee takes into account in setting the compensation of our named executive officers.
Significance of Overall Corporate Performance
The Committee primarily evaluates our named executive officers’ contributions to our overall performance rather than focusing only on their individual function. The Committee believes that each named executive officer shares the responsibility to support our goals and performance as key members of our leadership team. While this approach influences all of the Committee’s compensation decisions, it has the biggest impact on the long-term incentive awards.
Evaluation of Individual Performance
The Committee does not rely on formulas in determining the amount and mix of each named executive officer’s total direct compensation. Rather, in establishing compensation, the Committee exercises its judgment to evaluate a broad range of both quantitative and qualitative factors, including reliability in achieving financial and growth targets, performance in the context of the economic environment relative to other companies, and possessing the characteristics, such as integrity, good judgment and vision, needed to create further growth and effectively lead others. For long-term incentive awards, the Committee primarily considers a named executive officer’s potential for future successful performance and leadership as part of our executive management team, taking into account past performance as a key indicator. The Committee may also take into account extraordinary, unusual or non-recurring items incurred or anticipated by us that the Committee deems appropriate in determining compensation.
Pay-for-Performance and Alignment with Shareholder Interests
Aligning executive compensation with performance is a key principle of our executive compensation philosophy. Incentive compensation is designed to drive our performance by rewarding executives if we exceed our targeted performance levels. Similarly, if we fail to meet threshold levels of performance, executives will not earn compensation for the applicable incentive-based award. We believe our executive compensation program effectively implements the pay-for-performance principle by tying the value of bonus opportunities and equity awards to our financial and stock price performance.
The key metrics we currently use to evaluate the performance of our named executive officers are pre-tax earnings, relative comparable sales and relative TSR (as calculated under the terms of our performance share unit awards). We believe our pre-tax earnings is an important financial measure as it reflects the success of our efforts to increase revenue and control our expenses. Relative comparable sales provides a barometer of our top line performance against our competition. Relative TSR is important to gauge the return delivered to our shareholders in comparison to our competition. In addition, the value of the incentive equity compensation that we award is significantly impacted by the price of our stock.
The following graphs show the 2017 variable compensation (i.e., compensation that is impacted by our performance and/or the value of our common shares) for our CEO and other named executive officers as a percentage of their respective target total compensation (base salary, annual performance incentive bonus opportunity at target, grant date fair value of long-term incentive equity awards at target, and other compensation and benefits). As the graphs illustrate, 66% of Mr. Glazer’s and 54% of our other current named executive officers’ compensation was dependent on our financial or stock price performance.

Mix of Compensation Elements
The Committee strives to provide a mix of compensation elements that balances current and long-term compensation as well as cash and equity incentive compensation. Cash payments primarily reward more recent performance while equity awards encourage our named executive officers to deliver long-term results and serve as a retention tool. The Committee believes that executive compensation should be appropriately weighted on both our long-term and short-term performance.
Use of Tally Sheets
The Committee annually reviews tally sheets that present for each named executive officer all elements of compensation, total annual compensation and total deferred compensation. The Committee also reviews the total benefits to which a named executive officer would be entitled upon various termination events. The Committee uses the tally sheets to ensure that our compensation is reasonable and competitive. The Committee also uses the tally sheets to evaluate if our compensation strategy achieved our goals in the past and to align future executive compensation with our short-term and long-term goals.
Comparative Compensation Data; 2017 Peer Group
In making compensation decisions, the Committee considers executive compensation data from a peer group of retailers (“Peer Group”). The Peer Group, which was developed in connection with Willis Towers Watson and approved by the Committee, provides direct information on a job title match basis (e.g., CEO, CFO, etc.) for key competitors. The companies in the Peer Group generally consist of U.S. based, publicly-traded apparel and accessories retailers with annual sales between one-half and two times our annual sales with which we compete for business and talent. The members of the 2017 Peer Group were:

Abercrombie & Fitch Co.	Genesco Inc.	The Bon-Ton Stores, Inc.
American Eagle Outfitters, Inc.	New York & Company Inc.	The Buckle, Inc.
Chico’s FAS, Inc.	Shoe Carnival Inc.	The Cato Corporation
DSW Inc.	Stein Mart, Inc.	The Children’s Place, Inc.
Express, Inc.	Tailored Brands, Inc.	Zumiez, Inc.
Finish Line Inc.
The Peer Group is reviewed annually and updated as the Committee deems appropriate taking into consideration changes in business conditions, changes in revenues, mergers and acquisitions and other circumstances bearing on the availability of compensation data and/or comparability of other companies.
In addition to the Peer Group analysis, the Committee considers data from the Willis Towers Watson Compensation Data Bank (CDB) Retail/Wholesale Services Executive Compensation Survey Database and the Hay Group Retail Executive and Management Total Remuneration Report. This information from Willis Towers Watson and Hay Group is non-customized compensation data provided by job within the broader retail industry, including retailers with which we compete for executive talent. The Committee consults all three sets of information, because the Willis Towers Watson and Hay Group data includes compensation information on more executives, including executives who are not included in publicly-available documents. The broader comparator group provides a more extensive basis on which to compare the compensation of our named executive officers, particularly those whose responsibilities, experience and other factors are not directly comparable to those executives included in the publicly-available reports of the Peer Group.
Incentive-Based Compensation Benchmarking; 2017 Performance Group
To measure our relative performance with respect to comparable sales for the annual performance incentive bonus opportunities and our TSR for performance share unit awards, our Board and the Committee selected a group of department store and apparel store retailers (“Performance Group”) that generally possess attributes similar to us, including market capitalization, annual sales, merchandise assortments, target guest, geography of store base and size of markets in which they operate. The companies comprising the Performance Group were included in the Dow Jones general retailers sector at the beginning of 2017. However, because the Dow Jones general retailers sector was comprised of 86 companies covering a broad range of subsectors within the retail industry, our Board and the Committee decided to include only department store and apparel store retailers from the Dow Jones apparel retailers and broadline retailers subsectors. Due to the fact that the companies within the Dow Jones general retailers sector are changed from time to time by Dow Jones, the companies included at the beginning of 2017 will be maintained as a fixed listing of companies for the duration of the applicable performance period (i.e., one year for performance incentive bonuses and three years for performance share unit awards).

The department store and apparel store retailers comprising the 2017 Performance Group were:

Abercrombie & Fitch Co.	Dillard’s, Inc.	Macy’s, Inc.
American Eagle Outfitters, Inc.	Foot Locker, Inc.	Nordstrom, Inc.
Ascena Retail Group Inc.	Genesco Inc.	The Gap, Inc.
Burlington Stores Inc.	J. C. Penney Company, Inc.	The TJX Companies, Inc.
Chico’s FAS, Inc.	Kohl’s Corporation	Ross Stores, Inc.
DSW Inc.	L Brands, Inc.	Urban Outfitters Inc.
No Gross-Up Payments
Our named executive officers are not entitled to gross-up payments as part of their annual and long-term compensation arrangements or with respect to any termination or change in control arrangements.
Role of Management
The Committee believes that the input of management is important to the overall effectiveness of our executive compensation program. At the invitation of the Committee, our CEO and Chief Human Resources Officer regularly attend Committee meetings and provide management’s perspective on compensation issues. Additionally, our CEO and the Committee consult with management from our human resources, finance and legal departments regarding the design and administration of our compensation program for executives and directors.
Our CEO annually reviews and evaluates the performance of the other named executive officers and presents recommendations regarding their compensation to the Committee. The Committee has the discretion to accept, reject or modify these recommendations. Our CEO and management do not participate in executive sessions of the Committee or when executive compensation determinations are made by the Committee and the other independent directors. All final decisions regarding the named executive officers’ compensation are made by the Committee and the other independent directors in their sole discretion.
Role of Independent Compensation Consultant
The Committee may retain independent compensation consultants as it deems necessary. In establishing executive compensation for 2017, the Committee retained independent compensation consultant Willis Towers Watson to provide Peer Group compensation data, financial information from the public filings of those companies and compensation design recommendations. The Committee also reviewed (as discussed above) non-customized compensation survey data provided by multiple independent compensation consultants.
Compensation Risk Management
Our Board, the Committee and management do not believe that there are any significant risks arising from our compensation policies and practices for our directors and employees that are reasonably likely to have a material adverse effect on us. We believe that our compensation programs are balanced and emphasize pay-for-performance. A significant percentage of compensation is tied to our long-term performance, which we believe provides strong incentives to manage for the long-term, and avoid excessive risk taking in the short-term. Additionally, goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Also, the elements of compensation are balanced between cash payments and equity awards. With limited exceptions, the Committee retains discretion to adjust compensation for quality of performance and adherence to our values. Our Board, the Committee and management monitor our compensation policies and practices on an ongoing basis to determine whether our risk management objectives are being met with respect to rewarding our employees for performance.
Say-on-Pay Vote Results and Response
At our 2017 annual meeting of shareholders, 86.8% of the votes cast approved the compensation paid to our named executive officers for 2016, as disclosed in last year’s Proxy Statement (“2017 Say-on-Pay Vote”). Our Board and the Committee believe that the 2017 Say-on-Pay Vote confirmed shareholder support for our executive compensation policies and decisions. Accordingly, our Board and the Committee did not make changes to our executive compensation program as a result of the Say-on-Pay Vote. Although non-binding, our Board and the Committee will continue to consider the results of Say-on-Pay Votes in determining future executive compensation.

Say-on-Frequency Vote Results and Response
At least once every six years, we are required to hold an advisory vote on the frequency of Say-on-Pay Votes (“Say-on-Frequency Votes”). We held our most recent Say-on-Frequency Vote at our 2017 annual meeting of shareholders and a majority of the votes were cast in favor of holding annual Say-on-Pay Votes.  In line with the preference of our shareholders, our Board determined that it will include the Say-on-Pay Vote in our proxy materials annually until the next Say-on-Frequency Vote, which will occur at our 2023 annual meeting of shareholders.
Compensation Recovery / Clawback Policy
Our named executive officers are subject to the compensation recovery or “clawback” policy adopted by our Board. Under the current policy, if our Board determines that a named executive officer (or other officer at or above the executive vice president level) has engaged in fraudulent or intentional misconduct, our Board may take a range of actions to remedy the misconduct, prevent its recurrence and impose such discipline as would be appropriate. Discipline may vary depending on the facts and circumstances, and may include (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct resulted in a material inaccuracy in our financial statements or performance metrics which affect the executive’s compensation, seeking reimbursement of any portion of any bonus or other incentive-based or equity-based compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the accurate financial statements or performance metrics. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.
The clawback policy also provides that if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws of the United States, we will recover from current or former executives who received incentive-based compensation (including any type of equity compensation) during the three-year period preceding the date on which we are required to prepare an accounting restatement, based on the erroneous data, the excess of what would have been paid to the executive under the accounting restatement. After the NYSE issues a listing standard implementing new SEC rules concerning compensation recovery, we expect to modify our clawback policy as necessary to conform to the listing standard.
No Repricing
Consistent with the terms of our equity compensation plans, it is the policy of our Board that we will not reprice or swap stock options or stock appreciation rights (“SARs”) without shareholder approval. We have discontinued the use of stock options and SARs except in extraordinary circumstances.
Compensation Elements
We believe that all of the executive compensation elements described below advance the primary purposes of our executive compensation program and the achievement of our short-term and long-term business objectives. Specifically, these compensation elements are designed to promote the following purposes:

•	Base salary, perquisites and other benefits are designed to attract and retain executives;

•	Annual performance incentive bonuses are designed to focus executives on the business objectives established by our Board for a particular year;

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Long-term incentive compensation, which currently consists of performance share units, restricted stock and restricted stock units, is designed to focus executives on our long-term success, as reflected in increases to our stock price, growth in our earnings and other elements; and

•
Termination and change in control compensation and benefits are designed to attract and retain executives as we compete for talented employees in a marketplace where such compensation and benefits are customarily provided. Termination compensation and benefits are designed to ease an executive’s transition due to an unexpected employment termination, while change in control compensation and benefits are designed to encourage executives to remain focused on our business in the event of rumored or actual fundamental corporate changes.

The total compensation awarded to each named executive officer, as well as each element of compensation, is intended to foster our pay-for-performance philosophy and provide a competitive compensation package as compared to executives in similar positions at our competitors. Although the Committee does not have any specific formula for establishing the amount and mix of base salary and variable compensation, it does reference the Peer Group and additional comparative compensation data discussed above as a market check in making these determinations. The Committee also considers factors relating to each named executive officer’s individual position, performance versus objectives, professional history and experience, relevant skill set, scope of duties and the internal relationship of pay across all executive positions as it establishes compensation.

Base Salary
The Committee believes a competitive base salary serves an important role in attracting and retaining executive talent. Base salary is not intended to represent the primary method of rewarding performance. After receiving input from our CEO regarding the performance of the other named executive officers, the Committee uses its judgment regarding individual performance, market competitiveness, internal pay equity, length of service, job responsibilities and other factors to determine the appropriate base salary for each named executive officer.
Annual Performance Incentive Bonus
The Committee annually establishes a performance incentive bonus opportunity for our named executive officers. The amount of the annual performance incentive bonus earned by our named executive officers for 2017 was subject to our achievement of two performance components: (1) pre-tax earnings from continuing operations (constituting 75% of the opportunity) and (2) comparable sales relative to the Performance Group (constituting 25% of the opportunity). Annual performance incentive bonus targets are expressed as a percentage of base salary, with the target percentage increasing with job scope and responsibility.
At the beginning of each year, the Committee evaluates our annual operating plan to determine if pre-tax earnings and comparable sales remain appropriate for measuring the achievement of our objectives and to motivate our executives. Based on discussions with our CEO, Chief Human Resources Officer, CFO and independent compensation consultant, the Committee recommends, and our independent directors approve, a matrix of financial parameters establishing the threshold (minimum), target and maximum performance levels for pre-tax earnings and comparable sales at a time when achievement of those objectives is substantially uncertain.
Following the completion of each year and prior to paying any performance incentive bonuses, the Committee and our Audit Committee review our financial results for the completed performance period (i.e., fiscal year), and the Committee certifies the calculation of bonus amounts and reports the results and calculations to our Board.
For additional information on the performance incentive bonuses for 2017, see the “Executive Compensation for 2017” section of this CD&A.
Long-Term Incentive Compensation
The Committee believes that long-term incentive compensation is critical for aligning executive compensation with the creation of shareholder value. At its first quarter meeting, the Committee reviews the portfolio of long-term incentive vehicles, the targeted award size and the performance measures associated with any awards. The Committee also reviews recommendations provided by management and the Committee’s independent compensation consultant regarding long-term incentive design. The Committee, with the approval of our other independent directors, has historically made grants of equity awards each year. For 2017, long-term incentive compensation awards made to our named executive officers were in the form of performance share units, restricted stock and restricted stock units. Awards granted in 2017 were made under the Stage Stores, Inc. Second Amended and Restated 2008 Equity Incentive Plan (“2008 Equity Plan”) and our 2017 Long-Term Incentive Plan (“2017 LTIP”). On June 1, 2017, the 2017 LTIP replaced the 2008 Equity Plan and no new awards will be granted under the 2008 Equity Plan.
The Committee believes that the use of multiple equity vehicles balances the equity-driven growth and performance aspects of performance share units with the retention aspects of restricted stock and restricted stock units. The grant date for annual equity awards is the date on which our Board approves the awards. From time to time, our Board will consider making grants under other special circumstances, such as when recruiting new executive talent, upon the promotion of an executive and to retain key individuals. All grants other than the annual grants are effective as of the date of the event (e.g., the new hire or promotion date).
Restricted Stock and Restricted Stock Units
Restricted stock is common stock that includes vesting restrictions tied to continued employment. Restricted stock provides our named executive officers with the opportunity to earn full value shares of our common stock. Restricted stock units also include vesting restrictions tied to continued employment. Restricted stock units mirror the value of our common stock and settle in cash in an amount equal to the vesting date fair market value of our common stock on a one-for-one basis, with the payment limited to five times the grant date fair market value of our common shares. The Committee views restricted stock and restricted stock units as excellent mechanisms to align executive interests with those of shareholders by supporting a focus on shareholder value and, in the case of restricted stock, increased share ownership for key executives. Restricted stock and restricted stock units are also effective retention tools based on the vesting schedule which occurs over a period of several years. Restricted stock and restricted stock unit grants may either vest all at once at the end of a specified period or in increments over a specified period. Generally, the Committee awards restricted stock and restricted stock units with a four-year pro rata vesting schedule (i.e., 25% per year). A recipient of restricted stock has the rights of a shareholder, including the right to vote and receive dividends, with respect to restricted stock that has not vested. A recipient of restricted stock units does not have the rights of a shareholder, but is entitled to a dividend equivalent payment equal to any cash dividends paid by us while the recipient holds unvested restricted stock units. If the executive’s employment is terminated before vesting for any reason other than death or disability, the unvested portion of the restricted stock or restricted stock unit award will be forfeited. If the executive dies or becomes disabled, or a change in control occurs, the restricted stock or restricted stock unit award will fully vest.
Performance Share Units
Performance share units provide our named executive officers with the opportunity to earn full value shares of our stock. The Committee views performance share units as a critical link between executive compensation and the creation of shareholder value. The number of performance share units that vest, if any, is determined by our TSR over a three-year performance cycle relative to the Performance Group established at the beginning of the year in which the performance share units are awarded (see the “Overview of 2017 Executive Compensation - Long-Term Incentives” section of this CD&A for additional information regarding how TSR is calculated under the terms of our performance share unit awards). If the executive’s employment is terminated before the end of the performance cycle for any reason other than death, disability or retirement, the performance share unit award is forfeited. If the executive dies or becomes disabled during the performance cycle, the executive will receive the target number of performance share units awarded. If the executive retires during the performance cycle, the executive will receive the number of performance share units earned based on actual TSR performance for the performance period, with that amount prorated for the portion of the performance period during which the executive was employed by or providing service to us. In the event of a change in control, the target number of performance share units awarded will vest.
Stock Appreciation Rights
The use of SARs was discontinued in 2012 except in extraordinary circumstances. As of the end of 2017, only one of our named executive officers held SARs, and those SARs expired on March 29, 2018. SARs allow the executive to benefit from any appreciation in our stock price from the grant date through the exercise date. Upon exercise, the executive receives an amount of our common shares equal to the increase in our stock price between the grant date and the exercise date. SARs may not be settled in cash or granted at less than 100% of the fair market value of our common stock on the grant date. SARs have a seven-year term. Any SARs not exercised within the applicable term will be forfeited. If an executive dies, the executive’s estate will have one year from the date of death to exercise all SARs. If an executive becomes disabled or retires, the executive will generally have one year from the date of termination to exercise all SARs. Upon the termination of an executive’s employment for any reason other than death, disability or retirement, the executive will have 60 days from the date of termination to exercise all SARs.
Benefits and Perquisites
We provide limited benefits and perquisites to our named executive officers because of the value our named executive officers place on these benefits. The perquisites and other benefits we provide to our named executive officers are summarized in the Summary Compensation Table, the Nonqualified Deferred Compensation table and related footnotes. In addition, we provide our named executive officers with core benefits available to all full-time employees (e.g., coverage for medical, dental, prescription drugs, basic life insurance and long-term disability coverage) as well as a supplemental executive medical plan. The supplemental executive medical plan is an insured plan which reimburses officers at the executive vice president level and above for out-of-pocket medical and dental expenses not covered by the primary medical plan.
For 2017, the Compensation Committee and the other independent directors authorized Mr. Glazer to use corporate aircraft for up to 40 hours of non-business flights. During 2017, Mr. Glazer used corporate aircraft for 8.8 hours of non-business flights. Given the delays associated with early check-in requirements, security clearances, baggage claim and the need for additional time to avoid missing a flight due to possible delays at any point in the process, commercial travel has become inefficient. Accordingly, we make the aircraft available to Mr. Glazer for business and non-business flights to allow him to efficiently and securely conduct business before, during and after his flights. In approving this benefit, the Compensation Committee and other independent directors considered Mr. Glazer’s travel schedule, which, whether primarily for business or non-business purposes, frequently included a business element. We also believe that the value of this benefit to Mr. Glazer, in terms of convenience and time savings, exceeded the aggregate incremental cost that we incurred to make the aircraft available to him and, therefore, was an efficient form of compensation for him. We reported imputed income for income tax purposes for the value of Mr. Glazer’s non-business use of corporate aircraft based on the Standard Industry Fare Level in accordance with the IRC. We did not reimburse or otherwise gross-up Mr. Glazer for any income tax obligation attributed to his non-business use of corporate aircraft.

Retirement Plans
We do not provide a qualified retirement program for our named executive officers; however, participation in our Nonqualified Deferred Compensation Plan (Senior Executives) (“DC Plan”) is available to our named executive officers. For additional information, see the “Nonqualified Deferred Compensation in 2017” and “Retirement Plans” sections following this CD&A.
Termination and Change in Control Arrangements
Pursuant to their employment agreements, our named executive officers are entitled to compensation and other benefits if their employment terminates or if there is a change in control, as described in the “Potential Payments upon Termination or Change in Control” section following this CD&A. Termination and change in control compensation and other benefits are established at the time a named executive officer signs an employment agreement. In exchange for the benefits provided to the named executive officers in their respective employment agreements, we receive a post-termination release of claims and various restrictive covenants in our favor (e.g., non-competition, non-solicitation and continuing cooperation).
Termination
Our named executive officers are entitled to compensation and other benefits in an amount the Committee believes is appropriate, taking into account the time it is expected to take a terminated executive to find another job. Compensation and other benefits upon termination are intended to ease the consequences to a named executive officer of an unexpected termination of employment. The employment agreements also benefit us by imposing restrictive covenants on the named executive officers that continue for a period of time following termination.
Change in Control
The Committee and our Board recognize the importance to us and our shareholders of avoiding the distraction and loss of key management personnel that may occur in connection with any rumored, threatened or actual change in control. To that end, the Committee and our Board believe that including reasonable change in control provisions in our named executive officers’ employment agreements protect shareholder interests by enhancing executive focus during rumored, threatened or actual change in control activity through (1) incentives to remain with us despite uncertainties while a transaction is under consideration or pending and (2) assurances of severance and other benefits in the event of termination.
To reduce the potential distraction due to personal uncertainties and risks that inevitably arise when a change in control is rumored, threatened or pending, the Committee and our Board have provided our named executive officers with what the Committee and our Board believed to be reasonable competitive change in control compensation and benefit provisions in their employment agreements. The employment agreements of our named executive officers provide for specific enhanced payments and benefits in the event of a change in control.
Double Trigger
The enhanced termination benefits payable under the named executive officers’ employment agreements in connection with a change in control require a “double trigger” which means the named executive officer will only be eligible to receive change in control compensation and benefits pursuant to the employment agreement (1) if a change in control occurs and (2) during the period beginning six months before the change in control and ending 24 months after the change in control, (a) the executive’s employment agreement is terminated by us or our successor without good cause, or (b) the executive’s employment agreement is terminated by the executive with good reason. A double trigger was selected to enhance the likelihood that the named executive officers will remain with us after a change in control, since the executives will not receive the change in control compensation payments and benefits provided by their employment agreements following a voluntary resignation after the change in control. Thus, the named executive officers are protected from actual or constructive dismissal for 24 months after a change in control, while any new controlling party or group is better able to retain the services of a key asset.
Employment Agreements
We are a party to three-year, automatically renewable employment agreements with each of our named executive officers. The employment agreements provide for a base salary and an annual performance incentive bonus opportunity.  The employment agreements also provide for an automobile allowance, a financial planning allowance and participation in bonus and benefit plans available to our executive officers. Provisions of the employment agreements related to termination and change in control are discussed in the “Potential Payments Upon Termination or Change In Control” section following this CD&A.

Executive Compensation for 2017
Considerations
At its March 2017 meeting, the Committee reviewed the market data and analyses provided by its independent compensation consultant and determined that our overall compensation program was generally competitive and consistent with the Committee’s compensation objectives. In determining 2017 compensation for our named executive officers, the Committee considered many factors, including:

•	our performance in 2016, including revenues, earnings, cash flow and expense control, and how our performance compared to our goals;

•	assessments of the executive’s individual performance and leadership in 2016, and the potential for future contributions to our business and operations;

•	achievement of long-term strategic and short-term business goals;

•
the nature and scope of the executive’s responsibilities and effectiveness in leading our initiatives to successfully increase guest satisfaction, enhance our growth and ensure compliance with our policies;

•	desired competitive positioning of compensation;

•	retention needs;

•	the compensation practices of our Peer Group; and

•	our performance relative to the performance of our Performance Group.
The Committee places particular focus on aligning executive compensation with corporate and individual performance. In evaluating 2016 performance, the Committee and the other independent directors recognized our named executive officers’ achievements as well as the challenging economic and market conditions, but, after taking into account the recommendation of our CEO and other named executive officers to forgo base salary increases, the Committee determined that our named executive officers’ base salaries would not be adjusted for 2017 (except in connection with Mr. Reynolds’ promotion). Notwithstanding the challenges of 2016, the Committee sought to continue advancing our compensation objectives and principles, particularly to motivate our executives and foster a pay-for-performance culture, and set objectives for the performance incentive bonus opportunity and long-term equity incentive awards that were deemed aggressive yet achievable.
CEO 2016 Performance
In addition to the considerations discussed above, the following 2016 corporate and individual performance matters were most significant in determining 2017 compensation for Mr. Glazer. These items were considered important to achieve our objectives to improve our financial performance, promote corporate efficiencies and grow our business.

•	Comparable sales and profitability results were below our objectives.

•
Direct-to consumer sales continued to grow by enhancing our guests’ online shopping experience, expanding our online assortments, improving site navigation, adding buy online ship-to-store capabilities, investing in digital marketing and our mobile site and improving operational efficiency.

•
We completed 86 store remodels, relocations and expansions, and we closed 37 unproductive stores as part of a multi-year plan to close stores that we believed do not have the potential to meet our sales productivity and profitability standards.

•	Our 2016 shrinkage results were less favorable than targeted.

•	We achieved meaningful growth in our private label credit card, including increasing sales penetration.

•
We launched a tender-neutral loyalty program, Style Circle Rewards®, which complements our existing private label credit card program and will allow us to better understand our guests’ shopping habits, offer more personalized promotional offers, and provide attractive rewards.

Other NEOs 2016 Performance
Mr. Shein
As CFO, Mr. Shein’s responsibilities were to oversee our finance functions, which include accounting, tax, treasury, financial planning and analysis, investor relations and our private label credit card program. He was instrumental in our fiscal management. His financial expertise and efforts to expand our private label credit card program have added significant value to our business.
Mr. Weber
Prior to his appointment as our Chief Merchandising Officer in September 2016, Mr. Weber served as our Senior Vice President, Planning and Allocation, with responsibility for our merchandise planning and allocation functions. With his promotion to Chief Merchandising Officer in September 2016, Mr. Weber’s responsibilities were expanded to include our merchandising strategies and our merchandising, planning and allocation functions. His expertise was important in updating our product assortment, adding categories within existing brands and extending existing brands to additional stores.
Mr. Hunter
During 2016 and prior to our acquisition of the Gordmans business in 2017, Mr. Hunter served as our Chief Information Officer with responsibilities to oversee our information technology, systems, information security, supply chain, ancillary sales, e-commerce platform and guest service functions. His contributions in 2016 included maintaining and updating key systems.
Mr. Reynolds
As Chief Legal Officer and Secretary, Mr. Reynolds is responsible for our legal, risk management, real estate, lease administration, construction and property management functions. He has played a key role in developing our legal support function, furthering our compliance efforts, managing our insurance programs and overseeing our property portfolio.
Base Salaries for 2017
The named executive officers’ base salaries were not adjusted for 2017, except that Mr. Reynolds’ base salary was increased to $375,000 in connection with his promotion to Executive Vice President in April 2017. The Committee reviewed competitive market data, including the base salaries of comparators in our compensation Peer Group and the review suggested that the named executive officers’ base salaries were generally below the Peer Group median; however, our CEO and other named executive officers recommended to the Committee that it should not increase base salaries as a result of corporate performance in 2016. Taking into account the recommendation of our CEO and other named executive officers, the Committee determined that our named executive officers’ base salaries would not be adjusted for 2017 (aside from the increase provided in connection with Mr. Reynolds’ promotion).
Annual Performance Incentive Bonuses for 2017
In early 2017, the Committee recommended, and the independent directors approved, the components for the 2017 performance incentive bonus opportunity for our named executive officers. A bonus could be earned based on our (1) pre-tax earnings from continuing operations (constituting 75% of the opportunity) and (2) comparable sales relative to the Performance Group (constituting 25% of the opportunity). The Committee and the other independent directors selected these financial measures because they believe the measures are strong indicators of our operating results and financial condition.
In light of our 2016 performance and the challenging environment anticipated for department store retailers in 2017, the Committee set the target at a pre-tax loss of $12.6 million for 2017 to align the bonus target with our operating plan and provide a realistic target. Actual bonus payments, if any, are prorated for results between threshold and maximum levels, and in order to earn any portion of the comparable sales component, we must achieve 75% of the pre-tax earnings target. The Committee and other independent directors believe the targeted performance levels provided challenging, but reasonable, levels of performance that were appropriate in light of our projected corporate operating plan for 2017 and our objective to motivate our executives.
To calculate the results under the annual performance incentive awards, we first calculate each component consistent with the accounting principles generally accepted in the United States of America. We then make an adjustment to remove the effect of unusual or non-recurring events, transactions and accruals set forth in the Bonus Plan and approved by the Committee early in each fiscal year when the performance incentive bonus opportunities are established. The adjustments may have the net effect of increasing or decreasing the pre-tax earnings and comparable sales results. The Committee may also exercise negative discretion to cancel or decrease the annual performance incentive awards earned (but not increase an annual performance incentive award for a covered employee, as that term is used within Section 162(m) of the IRC). Accordingly, the pre-tax earnings and comparable sales amounts resulting from the adjustments may differ from the amounts reflected in our reports filed with the SEC and other public disclosures.

The following table shows the threshold, target and maximum payout percentages and performance goals established for each component of the 2017 performance incentive bonus opportunity:

	Pre-Tax Earnings (Loss)		Comparable Sales
	Performance Goal	Payout as (%) of Target	Performance Goal (Relative Percentile)	Payout as (%) of Target
Threshold	($32.0) million	Up to 10	25th	25
Target	($12.6) million	100	50th	100
Maximum	$3.0 million	200	75th	200
The following table shows the: (1) threshold, target and maximum amounts of the 2017 performance incentive bonus that were attainable, both as a percentage of the named executive officer’s annual base salary and as a dollar amount, based on the extent to which we achieve the pre-tax earnings and comparable sales components set forth above; and (2) total actual performance incentive bonus payments earned based on our 2017 performance of (a) $37.5 million of pre-tax loss, calculated as noted above (i.e., 0% of the total bonus target earned), and (b) comparable sales at the 15.8th percentile of the 2017 Performance Group (i.e., 0% of the bonus target earned):

Executive	Threshold		Target		Maximum		2017 Bonus Earned
	% of Salary	Potential Payout ($)	% of Salary	Potential Payout ($)	% of Salary	Potential Payout ($)	% of Salary	Actual Payout ($)
Mr. Glazer	13.75	137,500	100.0	1,000,000	200.0	2,000,000	0	0
Mr. Shein	8.25	33,990	60.0	247,200	120.0	494,400	0	0
Mr. Weber	9.63	49,088	70.0	357,000	140.0	714,000	0	0
Mr. Hunter	8.25	38,775	60.0	282,000	120.0	564,000	0	0
Mr. Reynolds	7.78	28,719	56.6	208,868	113.2	417,736	0	0
Long-Term Equity Incentive Awards for 2017 and Reviewing Performance Awards Scheduled to Vest
2014 Performance Share Unit Awards Scheduled to Vest Were Not Earned or Received (2014 - 2016 Performance Cycle)
In early 2017, the Committee reviewed the final TSR results for the three-year performance cycle for the 2014 performance share units (i.e., 2014 through 2016). The Committee determined that our named executive officers did not earn any common shares from the 2014 performance share unit awards, because we did not meet the requisite threshold TSR performance level relative to the Performance Group established at the beginning of 2014 (i.e., our TSR did not rank at least 20th of the 26 members of the 2014 Performance Group). The following table shows the (1) number of our common shares that may have been earned and received by each named executive officer at the threshold, target and maximum TSR performance levels; and (2) actual number of our common shares earned and received under the 2014 performance share unit awards based on our 2014 through 2016 TSR performance:

Executive	Common Shares at Threshold TSR Performance	Common Shares at Target TSR Performance	Common Shares at Maximum TSR Performance	Common Shares Earned and Received under the 2014 PSU Awards
Mr. Glazer	12,604	50,417	100,834	0
Mr. Shein	2,292	9,167	18,334	0
Mr. Weber	860	3,438	6,876	0
Mr. Hunter	2,865	11,458	22,916	0
Mr. Reynolds (1)	0	0	0	0
_________

(1)	Mr. Reynolds commenced employment with us in August 2014; therefore, he did not receive a performance share unit award in 2014.
2017 Awards Granted
In early 2017, the Committee also (1) reviewed the current standing and attainment levels for 2015 and 2016 performance share awards based on the TSR of the Performance Groups established at the beginning of those years, (2) discussed individual 2017 long-term incentive grants for senior executives recommended by management, (3) reviewed estimated shares needed for 2017 awards, and (4) reviewed shares available for future grants. To determine the size of each equity award, the Committee reviewed market data, prior years’ long-term equity incentive decisions, the performance and potential of our named executive officers and recommendations from the Committee’s independent compensation consultant.

Based upon the recommendation of the Committee and the approval of the other independent directors, the following long-term equity incentive awards were granted to our named executive officers in 2017 in consideration of their 2016 performance and in recognition of the critical roles they play in our future success and long-term growth:

Executive	Performance Share Units (#)(1)	Restricted Stock / Restricted Stock Units (#)(2)
Mr. Glazer	240,000	360,000
Mr. Shein	50,000	75,000
Mr. Weber	100,000	150,000
Mr. Hunter	50,000	105,000
Mr. Reynolds	40,000	90,000
_________

(1)
The vesting of the performance share units depends on our TSR over the three-year performance cycle compared to the Performance Group established at the beginning of 2017 (see the “Overview of 2017 Executive Compensation - Long-Term Incentives” section of this CD&A for additional information regarding how TSR is calculated under the terms of our performance share unit awards). The performance cycle began on the first day of 2017 (January 29, 2017) and ends on the last day of 2019 (February 1, 2020).  The number of shares reflected in the table above is the number of shares of our common stock each named executive officer will earn and receive if our TSR for the performance cycle is at the 50th percentile of the 2017 Performance Group. On a sliding scale, the performance share units earned can vary as follows:

Percentile Ranking in Performance Group	Performance Share Units Earned as (%) of Target
≥94.74%	200.0%
89.47%	188.9%
84.21%	177.8%
78.95%	166.7%
73.68%	155.6%
68.42%	144.5%
63.16%	133.4%
57.89%	122.3%
52.63%	111.1%
47.37%	87.5%
42.11%	75.0%
36.84%	62.5%
31.58%	50.0%
26.32%	37.5%
< 21.05%	0
(2) Mr. Glazer received awards of restricted stock in 2017 (226,259 in March and 133,741 in June following shareholder approval of the 2017 LTIP), and the other named executive officers received an award of restricted stock units. In the case of Mr. Hunter, 30,000 of this total 2017 restricted stock unit award was granted in May in connection with his transition to Chief Operating Officer - Gordmans. In the case of Mr. Reynolds, one-third of his total 2017 restricted stock unit award was granted in April in connection with his promotion to Executive Vice President. In all cases, the award will vest on a pro rata basis over four years (i.e., 25% per year), subject to continuous employment with us. The restricted stock units may settle only in cash, with the payment limited to five times the grant date fair market value of our common shares. A recipient of restricted stock has the rights of a shareholder, including the right to vote and receive dividends, with respect to restricted stock that has not vested. A recipient of restricted stock units does not have the rights of a shareholder, but is entitled to a dividend equivalent payment equal to any cash dividends paid by us while the recipient holds unvested restricted stock units.

2015 Performance Share Unit Awards Scheduled to Vest Were Not Earned or Received (2015 - 2017 Performance Cycle)
At the end of 2017, the Committee reviewed the final TSR results for the three-year performance cycle for the 2015 performance share units (i.e., 2015 through 2017). The Committee determined that our named executive officers did not earn any common shares from the 2015 performance share unit awards, because we did not meet the requisite threshold TSR performance level relative to the Performance Group established at the beginning of 2015 (i.e., our TSR did not rank at least 17th of the 22 members of the 2015 Performance Group). The following table shows the (1) number of our common shares that may have been earned and received by each named executive officer at the threshold, target and maximum TSR performance levels; and (2) actual number of our common shares earned and received under the 2015 performance share unit awards based on our 2015 through 2017 TSR performance:

Executive	Common Shares at Threshold TSR Performance	Common Shares at Target TSR Performance	Common Shares at Maximum TSR Performance	Common Shares Earned and Received under the 2015 PSU Awards
Mr. Glazer	15,236	60,942	121,844	0
Mr. Shein	3,015	12,061	24,122	0
Mr. Weber	1,428	5,713	11,426	0
Mr. Hunter	1,587	6,348	12,696	0
Mr. Reynolds	1,270	5,078	10,156	0
Executive Compensation for 2018
At its March 2018 meeting, the Committee reviewed (1) our performance in 2017, (2) each named executive officer’s performance in 2017, (3) comparative compensation information regarding our Peer Group and additional survey data provided by the Committee’s independent compensation consultant, (4) the importance that each named executive officer plays in our future success and long-term growth, (5) the need to create an incentive for future performance and retention, (6) tally sheets reflecting all elements of compensation, total annual compensation and total deferred compensation for each named executive officer and (7) internal pay equity.
As a result of that review and discussion with our other independent directors, the Committee and our other independent directors approved the following 2018 compensation for our named executive officers:

Executive	2018 Base Salary ($)	2018 Target Performance Bonus Opportunity (as Pct. of Salary) (%) (1)	Performance Share Units / Performance Units (#) (2)	Restricted Stock / Restricted Stock Units (#) (3)
Mr. Glazer	$1,050,000	100.0	280,000	420,000
Mr. Shein	$440,000	60.0	60,000	90,000
Mr. Weber	$525,000	70.0	100,000	150,000
Mr. Hunter	$480,000	60.0	50,000	75,000
Mr. Reynolds	$383,000	60.0	50,000	75,000
_________

(1)
The percentage of base salary for a threshold performance incentive bonus opportunity is 13.75% of the target reflected in the above table for each named executive officer. The percentage of base salary for a maximum performance incentive bonus opportunity is double the target reflected in the above table for each named executive officer.

(2)
Mr. Glazer received an award of performance share units, and the other named executive officers received an award of performance units. In all cases, the award vesting depends on our TSR over the three-year performance cycle compared to the Performance Group established at the beginning of 2018. The performance cycle began on the first day of 2018 (February 4, 2018) and ends on the last day of 2020 (January 30, 2021).  The number of units reflected in the table above equates to the number of shares of our common stock each named executive officer will earn if our TSR for the performance cycle is at the 50th percentile of the 2018 Performance Group, with the performance share units settling in shares of our common stock and the performance units settling in cash.

(3)
Mr. Glazer received an award of restricted stock, and the other named executive officers received an award of restricted stock units. In all cases, the award will vest on a pro rata basis over four years (i.e., 25% per year), subject to continuous employment with us. The restricted stock units may settle only in cash, with the payment limited to five times the grant date fair market value of our common shares. A recipient of restricted stock has the rights of a shareholder, including the right to vote and receive dividends, with respect to restricted stock that has not vested. A recipient of restricted stock units does not have the rights of a shareholder, but is entitled to a dividend equivalent payment equal to any cash dividends paid by us while the recipient holds unvested restricted stock units.

The Committee also granted each named executive officer other than Mr. Glazer an incentive compensation award in recognition of the contributions of the executives in improving our results during 2017, the absence of salary increases since 2015 (in the case of Mr. Shein and Mr. Hunter) and bonuses since 2014 (in the case of each executive), and the desire to retain executive talent it believes is necessary to continue improving our performance. Under the terms of the arrangement, the executive will earn a cash award on each of the first three anniversaries of the grant date if he is continuously employed by us. The value of the annual awards is $66,667 for Mr. Shein and Mr. Weber and $50,000 for Mr. Hunter and Mr. Reynolds.
Executive Compensation Program Administration
The Committee administers the base salary, annual performance incentive bonus, long-term incentive and other compensation programs for our named executive officers and other executive officers. The Committee seeks to ensure that the total compensation paid to our named executive officers is fair, reasonable and competitive. Although the compensation committees of some companies make all compensation decisions with respect to their named executive officers, we believe it is consistent with best practices in corporate governance to reach a consensus among all independent directors when establishing executive compensation. Accordingly, while the Committee takes the lead in formulating executive compensation, it also seeks the approval of our other independent directors to provide an additional check on the appropriateness of the compensation awarded.
Tax and Accounting Considerations
For compensation awarded in 2017, IRC Section 162(m) (“Section 162(m)”) imposed a $1 million limit on the amount that a public company may deduct for compensation paid to its CEO or any of its three other most highly compensated executive officers (other than the CFO) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualified performance-based compensation” (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by the shareholders). The Committee’s policy in 2017 was to design compensation programs that further our compensation objectives and the interests of our shareholders and that generally preserve the tax deductibility of compensation expenses. There can be no assurance that any compensation intended to be deductible under Section 162(m) will qualify as such.
In 2017, performance incentive bonus opportunities provided to executive officers and awards granted under our equity incentive plans, other than restricted stock awards, were designed to constitute qualified performance-based compensation for purposes of Section 162(m). The Committee also believes, however, that it must maintain the flexibility to take actions that it deems to be in our best interests but which may not qualify for tax deductibility under Section 162(m). In this regard, if the amount of base salary, plus the value of any restricted stock awards vesting or other nonqualifying compensation received in the same year, for a named executive officer exceeds $1 million, any amounts over $1 million will not be deductible for federal income tax purposes.
In 2017, the Committee considered (1) the impact of the $1 million limit on the deductibility of non-qualified performance based compensation imposed by Section 162(m), (2) the accounting treatment of various types of equity-based compensation under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, and (3) the non-deductibility of excess parachute tax payments under IRC Section 280G (and the related excise tax imposed on covered employees under IRC Section 4999) in its design of executive compensation programs. In addition, the Committee considered other tax and accounting provisions in developing the compensation programs for our named executive officers. These included the special rules applicable to nonqualified deferred compensation arrangements under IRC Section 409A, as well as the overall income tax rules applicable to various forms of compensation.
As a result of the Tax Cuts and Jobs Act of 2017, Section 162(m) has been significantly modified. Beginning with 2018, the performance-based compensation exception to the Section 162(m) deduction limitation has been repealed (subject to a transition rule for written binding contracts which were in effect on November 2, 2017 and are not modified in any material respect on or after such date). Additionally, the $1 million deduction limitation for public companies now applies to the CEO, CFO and three other most highly compensated executive officers who are employed at any time during the taxable year, and those individuals will continue to be included in that group of “covered employees” so long as they remain employed by the public company. Due to these changes, beginning with 2018, we will no longer be able to deduct compensation paid to a named executive officer in excess of $1 million (regardless of whether all or a portion of such excess is “qualified performance-based compensation”).
While the Committee strives to compensate our named executive officers in a manner that produces favorable tax and accounting treatments, its main objective is to develop fair, equitable and competitive compensation arrangements that appropriately motivate, reward and retain those executives.

Summary Compensation Table for 2017
The following table sets forth the compensation earned by or paid to our named executive officers as defined by SEC rules for each of the last three fiscal years, except where an officer did not serve as a named executive officer in a reported fiscal year. However, the amounts reflected in the table below are not indicative of the lesser compensation amounts actually realized by the named executive officers in the fiscal years reported.

Name and Principal Position (1)	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
Michael L. Glazer President and Chief Executive Officer	2017	1,019,231	—	1,208,473	—	191,051	2,418,755
	2016	1,000,000	—	2,465,378	—	167,912	3,633,290
	2015	995,231	—	2,824,427	—	232,208	4,051,866

Oded Shein Executive Vice President, Chief Financial Officer and Treasurer	2017	419,923	—	246,750	—	75,590	742,263
	2016	412,000	—	524,552	—	79,205	1,015,757
	2015	410,155	—	908,982	—	75,576	1,394,713

Thorsten I. Weber Executive Vice President, Chief Merchandising Officer	2017	519,808	—	493,500	—	95,170	1,108,478
	2016	466,808	—	746,053	—	63,982	1,276,843

Steven L. Hunter Executive Vice President, Chief Operating Officer - Gordmans	2017	479,038	—	321,750	—	77,367	878,155
	2016	470,000	—	524,552	—	79,074	1,073,626
	2015	464,385	—	639,044	—	83,787	1,187,216

Chadwick P. Reynolds Executive Vice President, Chief Legal Officer and Secretary	2017	373,558	—	272,700	—	80,673	726,931

_____

(1)	The amounts in this table include the base salary and all other compensation earned during the 53rd week of our 2017 fiscal year, while the other two fiscal years reported consisted of 52 weeks.

(2)
The amounts in this column reflect the grant date fair value for performance share units, restricted stock and restricted stock units for the named executive officers with respect to the fiscal year in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts that will be realized by the named executive officers with respect to such awards. Assumptions used in the calculation of these amounts are included in Note 12 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended February 3, 2018. Further information regarding the 2017 awards is included in the Grants of Plan-Based Awards table and the Outstanding Awards at Fiscal Year-End table in this Proxy Statement. The grant date fair value of the performance share units awarded in 2017 and reflected in this column is the payout based on the probable outcome of the performance criteria, determined as of the grant date. The maximum potential achievement for the 2017 performance share units would be 200% of the target number of shares awarded and the grant date fair value if the highest level of performance is attained would be as follows: Mr. Glazer ($864,000), Mr. Shein ($180,000), Mr. Weber ($360,000), Mr. Hunter ($180,000) and Mr. Reynolds ($144,000). The grant date fair value of the restricted stock and restricted stock units was determined by multiplying the closing price of our common shares on the date of grant by the number of shares of restricted stock or restricted stock units granted, and factors in the value of any dividends payable on the restricted stock or dividend equivalent rights payable on the restricted stock units.

(3)	For 2017, the amounts in this column include the following compensation for the executives, as more fully described in the table included with this footnote:

a.	Matching contributions made by us pursuant to our DC Plan, as described in the narrative disclosure accompanying the Nonqualified Deferred Compensation table below;

b.	Reimbursement of out-of-pocket healthcare costs under our supplemental executive medical plan, as described in the “Compensation Elements - Benefits and Perquisites” section of the CD&A;

c.	Healthcare insurance premium payments associated with our supplemental executive medical plan;

d.	Life insurance premium payments;

e.	Long-term disability insurance premium payments;

f.	The cost to us associated with the executive’s use of an automobile or the cash allowance provided in lieu of an automobile;

g.	An allowance for professional fees incurred in connection with estate planning, personal financial advisory services and individual tax preparation services; and

h.	The aggregate incremental cost to Stage associated with limited non-business use of corporate aircraft by Mr. Glazer.
The aggregate incremental cost of non-business use of corporate aircraft is calculated based on the costs we incur in connection with operating a flight, including expenses for fuel, landing fees, flight planning, navigation charges, ground services, on-board catering, and other miscellaneous costs. Due to the fact that the corporate aircraft are used primarily for business travel, fixed costs which do not change based on usage, such as pilot salaries, hangar fees, management fees, purchase costs, depreciation and capitalized improvements to the aircraft, are excluded. We did not reimburse or otherwise “gross-up” Mr. Glazer for any income tax obligation associated with his non-business use of corporate aircraft. The benefit of non-business use of corporate aircraft, which was approved by the Compensation Committee as part of Mr. Glazer’s overall compensation packages, is described in the “Benefits and Perquisites” section of the CD&A.

Name	DC Plan Matching Contributions ($)	Healthcare Cost Reimburse-ment ($)	Healthcare Insurance Premiums ($)	Life Insurance Premiums ($)	Long-Term Disability Insurance Premiums ($)	Auto Use / Allowance ($)	Professional Fees Allowance ($)	Non-Business Aircraft Usage ($)
Mr. Glazer	104,311	16,418	11,652	449	840	12,231	10,000	35,150
Mr. Shein	39,668	6,821	15,555	475	840	12,231	—	—
Mr. Weber	54,819	5,956	16,147	507	840	12,231	4,670	—
Mr. Hunter	46,184	250	15,490	541	840	12,231	1,831	—
Mr. Reynolds	35,086	18,341	12,870	346	788	11,192	2,050	—

Grants of Plan-Based Awards in 2017
The following table sets forth each award made to our named executive officers in 2017 under a plan. Additional information regarding the performance share units, restricted stock and restricted stock units granted in 2017 is set forth in the “Compensation Elements - Long-Term Incentive Compensation” section of the CD&A.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards ($) (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Glazer	—	137,500	1,000,000	2,000,000	—	—	—	—	—
	3/28/2017	—	—	—	60,000	240,000	480,000	—	432,000
	3/28/2017	—	—	—	—	—	—	226,259	472,881
	6/1/2017	—	—	—	—	—	—	133,741	303,592
Mr. Shein	—	33,990	247,200	494,400	—	—	—	—	—
	3/28/2017	—	—	—	12,500	50,000	100,000	—	90,000
	3/28/2017	—	—	—	—	—	—	75,000	156,750
Mr. Weber	—	49,088	357,000	714,000	—	—	—	—	—
	3/28/2017	—	—	—	25,000	100,000	200,000	—	180,000
	3/28/2017	—	—	—	—	—	—	150,000	313,500
Mr. Hunter	—	38,775	282,000	564,000	—	—	—	—	—
	3/28/2017	—	—	—	12,500	50,000	100,000	—	90,000
	3/28/2017	—	—	—	—	—	—	75,000	156,750
	5/11/2017	—	—	—	—	—	—	30,000	75,000
Mr. Reynolds	—	28,719	208,868	417,736	—	—	—	—	—
	3/28/2017	—	—	—	10,000	40,000	80,000	—	72,000
	3/28/2017	—	—	—	—	—	—	60,000	125,400
	4/10/2017	—	—	—	—	—	—	30,000	75,300
________

(1)
The amounts in these columns represent the threshold, target and maximum payouts that each named executive officer was eligible to receive under our 2017 performance incentive bonus awards. These awards were not earned, so no amounts are included for 2017 in the Summary Compensation Table as non-equity incentive plan compensation. Further detail regarding the 2017 performance incentive bonus awards may be found in “Executive Compensation for 2017 - Annual Performance Incentive Bonuses for 2017” section of the CD&A.

(2)
The amounts in these columns reflect performance share units that will vest after a three-year performance cycle based on our TSR relative to the Performance Group, as described in the “Executive Compensation for 2017 - Long-Term Incentive Compensation Awards for 2017” section of the CD&A (see also the “Overview of 2017 Executive Compensation - Long-Term Incentives” section of the CD&A for additional information regarding the TSR calculation in connection with our performance share unit awards). The threshold number of shares refers to the number of our common shares the named executive officer may earn and receive at the end of the performance cycle if the results are at the 25th percentile of the Performance Group. Performance results below the 25th percentile at the end of the performance cycle will result in the executives earning no common shares under this award. The target number of shares refers to the number of our common shares the named executive officer may earn and receive at the end of the performance cycle if the results are at the 50th percentile of the Performance Group. The maximum number of shares refers to the number of our common shares the named executive officer may earn and receive at the end of the performance cycle if the results are at the top percentile of the Performance Group.

(3)
This column reflects restricted stock awards, in the case of Mr. Glazer, and restricted stock unit awards, in the case of the other named executive officers, that vest ratably over a four-year period (i.e., 25% per year). A recipient of restricted stock has the rights of a shareholder, including the right to vote and receive dividends, with respect to restricted stock that has not vested. A recipient of restricted stock units does not have the rights of a shareholder, but is entitled to a dividend equivalent payment equal to any cash dividends paid by us while the recipient holds unvested restricted stock units.

(4)
The amounts in this column reflect the grant date fair value for performance share units, restricted stock and restricted stock units for the named executive officers calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended February 3, 2018. The grant date fair value of the performance share unit awards reflected in this column is the payout based on the probable outcome of the performance criteria, determined as of the grant date.
Outstanding Equity Awards at 2017 Fiscal Year-End
The following table sets forth, as of the end of 2017, all equity awards outstanding under our equity compensation plans for each named executive officer. Market value is computed using the closing market price of our common stock of $1.64 on February 2, 2018, the final trading day of our last completed fiscal year.

	Option / SARs Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options / SARs Exercisable (#)	Number of Securities Underlying Unexercised Options / SARs Unexercis-able (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options / SARs (#)	Option / SARs Exercise Price ($)	Option / SARs Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Glazer	—	—	—	—	—	531,873	872,272	361,447	592,773
Mr. Shein	—	—	—	—	—	120,851	198,196	75,840	124,378
Mr. Weber	—	—	—	—	—	238,160	390,582	111,628	183,070
Mr. Hunter	8,850	—	—	18.84	3/29/2018	—	—	—	—
	—	—	—	—	—	147,716	242,254	75,840	124,378
Mr. Reynolds	—	—	—	—	—	107,660	176,562	60,672	99,502
_________

(1)
Common shares reported in this column underlie unvested restricted stock and unvested restricted stock unit awards as of the end of 2017. The vesting dates following the end of 2017 for each award of restricted stock or restricted stock units are as follows (with a prorated portion of each award scheduled to vest annually):

Name	Number of Shares of Restricted Stock or Restricted Stock Units That Have Not Vested (#)	Vesting Dates
Mr. Glazer	133,741	6/1/2018, 6/1/2019, 6/1/2020, 6/1/2021
	226,259	3/28/2018, 3/28/2019, 3/28/2020, 3/28/2021
	136,629	3/24/2018, 3/24/2019, 3/24/2020
	24,931	3/26/2018, 3/26/2019
	10,313	4/3/2018
Mr. Shein	75,000	3/28/2018, 3/28/2019, 3/28/2020, 3/28,2021
	29,070	3/24/2018, 3/24/2019, 3/24/2020
	9,972	6/16/2018, 6/16/2019
	4,934	3/26/2018, 3/26/2019
	1,875	4/3/2018

Name	Number of Shares of Restricted Stock or Restricted Stock Units That Have Not Vested (#)	Vesting Dates
Mr. Weber	150,000	3/28/2018, 3/28/2019, 3/28/2020, 3/28/2021
	72,036	9/29/2018, 9/28//2019, 9/28/2020
	13,082	3/24/2018, 3/24/2019, 3/24/2020
	2,338	3/26/2018, 3/26/2019
	704	4/3/2018
Mr. Hunter	30,000	5/11/2018, 5/11/2019, 5/11/2020, 5/11/2021
	75,000	3/28/2018, 3/28/2019, 3/28/2020, 3/28/2021
	29,070	3/24/2018, 3/24/2019, 3/24/2020
	8,080	4/1/2018, 4/1/2019
	2,597	3/26/2018, 3/26/2019
	625	12/1/2018
	2,344	4/3/2018
Mr. Reynolds	30,000	4/10/2018, 4/10/2019, 4/10/2020, 4/10/2021
	60,000	3/28/2018, 3/28/2019, 3/28/2020, 3/28/2021
	13,082	3/24/2018, 3/24/2019, 3/24/2020
	2,078	3/26/2018, 3/26/2019
	2,500	8/4/2018

(2) Common shares reported in this column underlie unvested performance share units (at the target number of performance share units) as of the end of 2017. If we achieved maximum TSR performance under the terms of a performance share unit award, the named executive officer would receive twice the target number of performance share units. The performance share units cliff vest after a three-year performance cycle based on our TSR return relative to the Performance Group, as described in the CD&A. The performance share units having a performance cycle ending on February 3, 2018, the end of 2017, were not earned and therefore forfeited by the named executive officers. The final day of each three-year performance cycle is as follows:

Name	Number of Performance Share Units That Have Not Vested (#)	Final Day of the Three-Year Performance Cycle
Mr. Glazer	60,942	2/3/2018
	121,447	2/2/2019
	240,000	2/1/2020
Mr. Shein	12,061	2/3/2018
	25,840	2/2/2019
	50,000	2/1/2020
Mr. Weber	5,713	2/3/2018
	11,628	2/2/2019
	100,000	2/1/2020
Mr. Hunter	6,348	2/3/2018
	25,840	2/2/2019
	50,000	2/1/2020
Mr. Reynolds	5,078	2/3/2018
	20,672	2/2/2019
	40,000	2/1/2020

Option Exercises and Stock Vested in 2017
The following table reflects all exercises of SARs and the vesting of restricted stock and performance share units held by each of our named executive officers during 2017.

	Option / SARs Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Mr. Glazer	—	—	76,419	162,961
Mr. Shein	—	—	20,593	44,926
Mr. Weber	—	—	32,742	60,886
Mr. Hunter	—	—	19,573	43,470
Mr. Reynolds	—	—	7,899	15,278
________

(1)	The amounts in this column reflect the number of our common shares vesting under restricted stock awards during 2017.

(2)	The value realized is based on the average of the high and low market prices of our common shares on the vesting date.
Pension Benefits in 2017
None of our named executive officers participate in our defined benefit plan, which was closed to new participants and frozen effective June 30, 1998.
Nonqualified Deferred Compensation in 2017
The following table reflects the contributions to, earnings in and balance of each named executive officer’s account held under our DC Plan.

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (4)
Mr. Glazer	104,311	104,311	92,027	—	1,223,333
Mr. Shein	39,668	39,668	160,289	—	951,822
Mr. Weber	54,819	54,819	78,220	—	551,040
Mr. Hunter	46,184	46,184	127,491	—	735,803
Mr. Reynolds	35,086	35,086	46,677	—	294,296
________

(1)	The amounts in this column are included in the Salary column of the Summary Compensation Table for 2017.

(2)	The amounts in this column are included in the All Other Compensation column of the Summary Compensation Table for 2017.

(3)
The amounts in this column are not included in the Summary Compensation Table as these amounts reflect only the earnings on the investments designated by the named executive officer in his or her DC Plan account (i.e., appreciation or decline in account value). The amounts in this column do not include any above-market or preferential earnings, as defined by Item 402(c)(2)(viii) of Regulation S-K and the instructions thereto.

(4)
$922,683, $712,198, $363,183 and $515,943 of the amounts in this column were previously reported as compensation to Mr. Glazer, Mr. Shein, Mr. Weber and Mr. Hunter, respectively, in the Summary Compensation Table for the prior years reported.

Retirement Plans
Deferred Compensation Plan
We sponsor the DC Plan which provides our named executive officers and certain other officers with the opportunity to participate in an unfunded, deferred compensation program that is not qualified under the IRC. Generally, the IRC and the Employee Retirement Income Security Act of 1974, as amended, restrict contributions to a tax-qualified 401(k) plan by highly compensated employees, and our named executive officers are unable to participate in our tax-qualified 401(k) plan. The DC Plan is intended to allow participants to defer income on a pre-tax basis. Under the DC Plan, participants may defer up to 50%

of their base compensation and up to 100% of their bonus and earn a rate of return based on actual investments chosen by each participant. We have established a grantor trust for the purpose of holding assets to provide benefits to the participants. We will match 100% of each participant’s contributions, up to 10% of the sum of their base salary and bonus.
The named executive officers have the opportunity to allocate the investment of the funds in their participant employee account among more than thirty investment options, including an option to invest in our common shares. In the case of the option to invest in our common shares, the DC Plan provides the opportunity to acquire our common shares on a pre-tax basis.
Frozen Defined Benefit Plan
We sponsor the DB Plan, a defined benefit pension plan for substantially all employees who met eligibility requirements and were enrolled prior to June 30, 1998. The DB Plan was frozen effective June 30, 1998. None of our named executive officers are participants in the DB Plan.
Potential Payments Upon Termination or Change In Control
This section addresses the rights of our named executive officers under their employment agreements and other compensation plans and arrangements in the event their employment with us is terminated or upon a change in control, as defined below. The payments that a named executive officer would be entitled to receive upon termination or a change in control are not considered by the Compensation Committee when making annual compensation decisions for the named executive officers and do not factor into decisions made by us regarding other compensation elements.
The narrative discussion and tables below set forth the compensation payable to each named executive officer (or his beneficiaries, as applicable) as a result of his termination of employment with us under various scenarios or upon a change in control. The amounts shown in the tables below are based on the assumption that the named executive officer’s termination was effective as of February 3, 2018, the final day of 2017. The closing market price of our common shares on February 2, 2018, the final trading day of 2017, was $1.64. The actual amounts that would be payable in connection with the termination of a named executive officer or a change in control could only be determined at the time of the actual triggering event.
Upon termination, each participating named executive officer would receive his aggregate balance in our DC Plan, as is reflected in the “Aggregate Balance at Last Fiscal Year End” column of the Nonqualified Deferred Compensation table above, subject to any required waiting period. However, the named executive officers are not entitled to receive compensation for any unused vacation days upon termination.
Payments Upon Various Triggering Events at 2017 Fiscal Year-End
Termination by Us For Good Cause or Termination by Executive Without Good Reason
If we terminate a named executive officer for Good Cause (as defined below) or a named executive officer terminates his employment with us without Good Reason (as defined below), the executive will be entitled to receive any earned and unpaid base salary, and certain accrued and unpaid benefits, through the date of termination and will automatically forfeit any unvested restricted stock, restricted stock units, performance shares, performance share units, SARs, stock options or similar rights as of the date of termination.
Termination by Reason of Death, Disability or Retirement
If a named executive officer’s employment with us terminates as a result of his death, disability or retirement, (1) the executive will be entitled to receive any base salary earned and unpaid, and certain benefits accrued and unpaid, through the date of termination, (2) all unvested restricted stock, restricted stock units, SARs, stock options or similar rights held by the executive will fully vest as of, and (in the case of SARs and stock options) be exercisable for one year following, the date of termination and (3) all unvested performance share units will vest at the target level and be payable to the executive.

Source of Payment	Mr. Glazer	Mr. Shein	Mr. Weber	Mr. Hunter	Mr. Reynolds
Vesting of Restricted Stock / Restricted Stock Units ($)	872,272	198,196	390,582	242,254	176,562
Vesting of Performance Share Units (at target level) ($)	692,718	144,158	192,439	134,788	92,998
Total ($)	1,564,990	342,354	583,021	377,042	269,560

Termination by Us Without Good Cause or Termination by Executive For Good Reason
If we terminate a named executive officer without Good Cause or a named executive officer terminates his employment with us for Good Reason, the named executive officer will be entitled to receive any base salary earned and unpaid, and certain benefits accrued and unpaid, through the date of termination, and the following:

•	severance in an amount equal to two times his base salary in the case of Mr. Glazer;

•
in the case of the other named executive officers, severance in an amount equal to the aggregate of his base salary plus performance incentive bonus at the target level as in effect as of the date of termination;

•
the performance incentive bonus for the fiscal year in which the termination occurs prorated through the date of termination; provided, however, the named executive officer will not receive any portion of the performance incentive bonus unless the Board determines that the performance incentive bonus was earned and the executive would have been entitled to receive it had the termination not occurred;

•
in the case of Mr. Glazer, all unvested restricted stock held by him will fully vest as of the date of termination and all unvested performance share units at or above the 50th percentile of achievement as of the termination date will vest on a prorated basis at the target level and be payable to him;

•
continuation of healthcare benefits to which the named executive officer is participating as of the date of termination for a period of 18 months, in the case of Mr. Glazer, and 12 months, in the case of the other named executive officers, from the date of termination; and

•	outplacement services for a period of 12 months from the date of termination up to a maximum of $15,000.
In the following table, the benefits continuation amounts shown include the estimated premiums to be paid by us on behalf of the named executive officer for healthcare insurance.

Source of Payment	Mr. Glazer	Mr. Shein	Mr. Weber	Mr. Hunter	Mr. Reynolds
Severance ($)	2,000,000	659,200	867,000	752,000	600,000
2017 Performance Incentive Bonus ($)	0	0	0	0	0
Vesting of Restricted Stock ($)	872,272	—	—	—	—
Vesting of Performance Share Units (at target level) ($)	131,200	—	—	—	—
Healthcare Benefits ($)	42,106	22,376	22,104	15,740	31,212
Outplacement ($)	15,000	15,000	15,000	15,000	15,000
Total ($)	3,060,578	696,576	904,104	782,740	646,212
Change in Control - Termination Without Good Cause or Termination by Executive For Good Reason
If a change in control occurs, and during the period beginning six months before and ending 24 months after the change in control, we or our successor terminates the named executive officer’s employment without Good Cause or the named executive officer terminates his employment with Good Reason, the named executive officer will be entitled to receive any base salary earned and unpaid, and certain benefits accrued and unpaid, through the date of the change in control or termination, and the following:

•
severance in an amount equal to three times, in the case of Mr. Glazer, and two times, in the case of the other named executive officers, the aggregate of his base salary plus performance incentive bonus at the target level as in effect as of the date of the change in control or termination;

•	the performance incentive bonus for the fiscal year in which the termination occurs prorated through the date of termination;

•
all unvested restricted stock, restricted stock units, SARs, stock options or similar rights will fully vest and all unvested performance share units will vest at the target level and be payable as of the date of the change in control;

•
continuation of healthcare benefits to which the named executive officer is participating as of the date of change in control or termination for a period of 36 months, in the case of Mr. Glazer, and 24 months in the case of the other named executive officers, from the date of the change in control or termination;

•	outplacement services for a period of 12 months from the date of the change in control or termination up to a maximum of $15,000; and

•
financial planning allowance for a period of 36 months in the case of Mr. Glazer, and 24 months in the case of the other named executive officers, from the date of the change in control or termination.

If any payment to the named executive officer due to a change in control subjects the executive to any excise tax, we will not pay to the executive a gross-up payment to compensate him for the amount of the excise tax.
The payments and benefits provided in connection with a change in control are intended to help provide us with continuity of management and continued focus on the business by senior management in the event of a change in control.
In the following table, the benefits continuation amounts shown include the estimated premiums to be paid by us on behalf of the named executive officer for healthcare insurance.

Source of Payment	Mr. Glazer	Mr. Shein	Mr. Weber	Mr. Hunter	Mr. Reynolds
Severance ($)	6,000,000	1,318,400	1,734,000	1,504,000	1,200,000
2017 Performance Incentive Bonus ($)	0	0	0	0	0
Vesting of Restricted Stock / Restricted Stock Units ($)	872,272	198,196	390,582	242,254	176,562
Vesting of Performance Share Units (at target level) ($)	692,718	144,158	192,439	134,788	92,998
Healthcare Benefits ($)	84,213	44,752	44,208	31,479	62,424
Outplacement ($)	15,000	15,000	15,000	15,000	15,000
Financial Planning ($)	30,000	10,000	10,000	10,000	10,000
Total ($)	7,694,203	1,730,506	2,386,229	1,937,521	1,556,984
Change in Control - Without Termination
If a change in control occurs, all unvested restricted stock, restricted stock units, SARs, stock options or similar rights will fully vest and all unvested performance share units will vest at the target level and be payable to the named executive officer as of the date of the change in control.

Source of Payment	Mr. Glazer	Mr. Shein	Mr. Weber	Mr. Hunter	Mr. Reynolds
Vesting of Restricted Stock / Restricted Stock Units ($)	872,272	198,196	390,582	242,254	176,562
Vesting of Performance Share Units (at target level) ($)	692,718	144,158	192,439	134,788	92,998
Total ($)	1,564,990	342,354	583,021	377,042	269,560
Change in Control Described
A “change in control” shall be deemed to have occurred:

•
on such date, within the 12-month period following the date that any one person, or more than one person acting as a group (as defined in §1.409A 3(i)(5)(v)(B) of the Treasury Regulations), acquires ownership of stock that represents 25% or more of the combined voting power of our then outstanding securities (“Trigger Date”), that a majority of the individuals who, as of the Trigger Date, constitute the Board (“Incumbent Board”) are replaced by new members whose appointment or election is not endorsed by a majority of the members of the Incumbent Board before the date of such appointment or election;

•
as of the date that any one person, or more than one person acting as a group (as defined in §1.409A-3(i)(5)(v)(B) of the Treasury Regulations), acquires ownership of stock that, together with stock held by such person or group, constitutes more than 50% of either (1) the then outstanding shares of our common stock or (2) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; provided, however, if any one person or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of our stock, the acquisition of additional stock by the same person or persons shall not be considered to cause a change in control; or

•
on the date any one person, or more than one person acting as a group (as defined in §1.409A-3(i)(5)(v)(B) of the Treasury Regulations), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) all, or substantially all, of our assets, except for any sale, lease exchange or transfer resulting from any action taken by any creditor of ours in enforcing its rights or remedies against any of our assets in which such creditor holds a security interest. Provided further, a transfer of assets by us shall not be treated as a change in control if the assets are transferred to: (1) a shareholder of ours (immediately before the asset transfer) in exchange for or with respect to its stock; (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by us; (3) a person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all our outstanding stock; or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in this paragraph. For purposes of this paragraph and except as otherwise provided in clause (1), a person’s status is to be determined immediately after the transfer of the assets.

Good Cause and Good Reason Defined
As used in this discussion, the definitions for Good Cause and Good Reason are as follows:

•
“Good Cause” means: (1) the named executive officer’s criminal conviction of a felony by a federal or state court of competent jurisdiction including any plea of guilty or no contest; (2) a material and significant act of dishonesty by the named executive officer relating to us; (3) a failure to comply with our Code of Ethics and Business Conduct; or (4) the named executive officer’s failure to follow a direct, reasonable and lawful order from the Board within the reasonable scope of his position, which failure, if remediable, is not remedied within thirty days after written notice to the named executive officer.

•
“Good Reason” shall exist if, without the named executive officer’s express written consent, we: (1) materially reduce or decrease the named executive officer’s base salary or incentive compensation opportunity level from the level in effect on the effective date of the employment agreement (or some subsequent higher level put into effect by the Board subsequent to the effective date of the employment agreement), unless such reduction or decrease is in connection with an across-the-board reduction or decrease in the base salaries or incentive compensation opportunity levels of all of our other senior level executives; (2) willfully fail to include the named executive officer in any incentive compensation plans, bonus plans, or other plans and benefits provided by us to other executive level executives; (3) materially reduces, decreases or diminishes the nature, status or duties and responsibilities of the named executive officer’s position from those in effect on the effective date of the employment agreement, and such reduction, decrease or diminution is not reasonably related to or the result of an adverse change in the named executive officer’s performance of assigned duties and responsibilities; (4) hires an executive senior to the named executive officer; or (5) require the named executive officer to (a) regularly perform the duties and responsibilities of his position at, or (b) relocate the named executive officer’s principal place of employment to, a location which is more than fifty miles from the location of the named executive officer’s principal place of employment. Good Reason shall not include the death, disability or voluntary retirement of the named executive officer or any other voluntary action taken by or agreed to by the named executive officer related to his or her position or employment with us.

Timing of Payments
The payments provided in connection with the termination events will be paid as follows:

•	Severance payments will be made to the executive in regular payroll payments throughout the severance period;

•	Incentive bonus payments will be made to the executive in a lump sum on or around April 1 following the end of the fiscal year in which the termination occurred;

•	Benefits will be provided in accordance with our standard policies and practices;

•	Outplacement payments will be made directly to the entity providing outplacement services following receipt of an invoice or statement from the entity providing the outplacement services;

•	Financial planning reimbursements will be made in accordance with our or our successor’s policies and procedures; and

•	Deferred compensation payments will be made in accordance with the provisions of the DC Plan.
2017 Pay Ratio
Our CEO to median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K.  We identified our median employee by examining the base wages of all 14,514 of our associates (excluding our CEO) employed by us on February 2, 2018.  Base wages of each associate were calculated as the product of the associate’s hourly rate (or the hourly rate equivalent for salaried associates), the average hours worked per week by such associate (40 hours in the case of salaried associates) and 52 weeks. In doing so, we annualized the base wages for any permanent associate who had less than a full year of service during 2017.  We believe this methodology results in a consistently applied compensation measure throughout our organization.  After identifying the median employee, we calculated the annual total compensation of the median employee for 2017 using the same methodology used to calculate the total annual compensation of our CEO and other named executive officers for purposes of the Summary Compensation Table included in this Proxy Statement.  The total annual compensation for 2017 was $2,418,755 for our CEO and $12,048 for our median employee.  The ratio of the annual total compensation of our CEO to the annual total compensation of our median employee for 2017 was 201 to 1. As is customary for many retailers, a significant portion of our workforce is comprised of part-time, hourly employees, including our median employee. Of the 14,514 associates we employed on February 2, 2018, approximately 79% worked an average of fewer than 40 hours per week during 2017.

DIRECTOR COMPENSATION
The compensation of our non-employee directors is established by the Board at the recommendation of the Corporate Governance and Nominating Committee (referred to as the “CGNC” in this section). In developing its recommendations, the CGNC is guided by the following objectives: (1) non-employee directors should receive competitive compensation for the services they provide to a company of our size and complexity; and (2) compensation should align the interests of the directors with the long-term interests of our shareholders. As requested by the CGNC, its director compensation consultant (most recently, Willis Towers Watson) prepares competitive compensation analyses regarding both the Peer Group and the broader market for similarly situated companies and advises the CGNC on the level and design of compensation programs for non-employee directors. The Chair of the CGNC works directly with the CGNC’s director compensation consultant, if any, to determine the scope of the work needed to assist the CGNC in its compensation determinations. We reimburse our directors for the actual expenses they incur while attending, or otherwise participating in, Board meetings, committee meetings and ad hoc committee assignments.
Directors who are also our full-time employees receive no additional compensation for serving on the Board. Non-employee directors received the compensation described below for 2017.
Retainers and Fees
Board Retainer
Non-employee directors received a $60,000 annual retainer for service on the Board, which was earned and paid pro rata over their term at the beginning of each month. The annual retainer is intended to compensate the director for attendance at regularly scheduled quarterly Board meetings (including by teleconference) and up to two special meetings of the Board, as well as consultation and participation in meetings held for periodic updates.
Chairman Retainer
In addition to the annual board retainer, the Chairman of the Board received a $125,000 retainer, which was earned and paid pro rata over his term at the beginning of each month. The chairman retainer is intended to compensate the Chairman for the additional duties set forth in the Governance Guidelines.
Committee Chair Fees
The Chair of the Audit Committee received a committee chair fee of $20,000. The Chair of the Compensation Committee received a committee chair fee of $15,000. The Chair of the Corporate Governance and Nominating Committees received a committee chair fee of $12,500. The annual committee chair fee was earned and paid pro rata over the Chair’s term at the beginning of each month.
Special Board Meeting Fee
Beginning with the seventh meeting of the Board, directors received a special board meeting fee of $1,500 per meeting for their preparation and attendance at special meetings of the Board (including attendance by teleconference) called for the purpose of specific actions by the Board and held at times other than in conjunction with regular quarterly meetings of the Board. No additional meeting fee was paid for attendance at regular quarterly Board meetings and the first two special Board meetings.
Committee Meeting Fees
Non-employee directors received (1) a regular committee meeting fee of $1,500 per meeting for their preparation and attendance at regular quarterly meetings of the committees on which they serve (including by teleconference), and (2) a special committee meeting fee of $1,500 per meeting for (a) their preparation and attendance at committee meetings (including by teleconference) called for the purpose of specific actions by their committees and held at times other than in conjunction with regular quarterly meetings of their committees and (b) their preparation and attendance at ad hoc committee assignments held at times other than in conjunction with regular quarterly meetings of their committees or the Board. Non-committee members who voluntarily attend a committee meeting did not receive a fee.

Restricted Stock Awards
Initial Grant
Upon a non-employee director’s initial appointment or election, the director receives a restricted stock award valued at $100,000, based on the closing price of our common shares on the date of appointment or election, but prorated for the number of months the director will serve until the next annual meeting of our shareholders (“Initial Grant”). The Initial Grant cliff vests on the earlier of one year from the grant date or the date of the first annual meeting of our shareholders following the grant date.
Reelection Grant
Upon a non-employee director’s reelection to the Board, the director receives a restricted stock award valued at $100,000, based on the closing price of our common shares on the date of reelection (“Reelection Grant”). The Reelection Grant cliff vests on the earlier of one year from the grant date or the date of the first annual meeting of our shareholders following the grant date.
Forfeiture of Grants
A director will forfeit any unvested Initial Grant and Reelection Grants if he or she ceases to be a director at any time prior to the vesting date other than due to (1) the fact that the director’s age prohibits him or her from serving as a director per the Governance Guidelines, (2) death, (3) permanent disability (as determined by the Board) or (4) a change in control (as defined in the applicable equity incentive plan), at which time the unvested Initial Grant and Reelection Grant will fully vest.
Health Benefits
We have made arrangements with our medical provider to offer medical and dental coverage to the directors and their eligible family members. The cost to the directors is the same premiums our active employees pay through payroll deductions.
Election Concerning Receipt of Certain Compensation
Under our Amended and Restated 2003 Non-Employee Director Equity Compensation Plan, a non-employee director may elect to receive the board retainer, chairman retainer, special board meeting fees, committee meeting fees, committee chair fee, and such other compensation as the Board may deem appropriate in the form of: (1) restricted stock, deferred stock units, cash, or a combination of restricted stock, deferred stock units and cash at the time that such compensation is earned; or (2) in cash or restricted stock at a later date. Any issuance of restricted stock in lieu of cash will be made by us on such terms and conditions as the Board may establish. In order to receive restricted stock, a director must notify us of his or her election to receive restricted stock by executing an election form and a shareholder agreement by which the director agrees not to sell any of the restricted stock until the director leaves the Board.

Director Compensation Table for 2017
The following table provides information concerning the compensation earned by each person who served as a non-employee director during 2017.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alan J. Barocas	88,896	100,000	—	—	—	188,896
Elaine D. Crowley	105,229	100,000	—	—	—	205,229
Diane M. Ellis	91,562	100,000	—	—	—	191,562
Earl J. Hesterberg	87,896	100,000	—	—	—	187,896
Lisa R. Kranc	91,229	100,000	—	—	—	191,229
William J. Montgoris	209,396	100,000	—	—	—	309,396
C. Clayton Reasor (3)	88,896	100,000	—	—	—	188,896
Ralph P. Scozzafava (4)	40,657	—	—	—	—	40,657
_________

(1)
The amounts shown in this column reflect the amount of cash compensation earned during 2017 for Board and committee service.  Directors may elect to receive the board retainer, chairman retainer, special board meeting fees, committee meeting fees, committee chair fees and such other compensation as the Board may deem appropriate, as the case may be, as described above in the “Election Concerning Receipt of Certain Compensation” section.

(2)
The amounts shown in the column reflect the grant date fair value of restricted stock awards granted in 2017 to the named directors valued in accordance with ASC 718 and is equal to the closing market price of 44,053 common shares on the date of grant. The recipient has the rights of a shareholder, including the right to vote and receive dividends, with respect to restricted stock that has not vested.

(3)	Effective March 22, 2018, Mr. Reasor resigned from the Board to devote his time and attention to health-related family matters.

(4)
Effective June 1, 2017, immediately prior to our 2017 annual meeting of shareholders, Mr. Scozzafava resigned from the Board in order to devote all of his professional time to his employer, thus he did not receive a restricted stock award in 2017.

ITEM 2: SAY-ON-PAY VOTE (ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION)
We are asking our shareholders to approve a non-binding, advisory resolution on the compensation of our named executive officers as disclosed in this Proxy Statement (commonly referred to as a “Say-on-Pay Vote”). The Board has adopted a policy providing for an annual Say-on-Pay Vote. In accordance with this policy and Section 14A of the Exchange Act, and as a matter of good corporate governance, the Board recommends that you vote FOR the following resolution:
RESOLVED, that the compensation paid to the named executive officers of Stage Stores, Inc., as disclosed in this Proxy Statement pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.
As described above in the “Compensation Discussion and Analysis” section (“CD&A”) of this Proxy Statement, the key objectives of our executive compensation program are to:

•	Enable us to attract, motivate and retain the executive talent required to successfully manage and grow our business and to achieve our short-term and long-term business objectives;

•
Maximize the long-term commitment of our executive officers to our success by providing compensation elements that align their interests with the interests of our shareholders by linking compensation elements directly to financial metrics that the Committee believes influence the creation of long-term shareholder value; and

•	Reward our executive officers upon the achievement of short-term and long-term business objectives and the creation of shareholder value.

We urge our shareholders to read the CD&A, which describes in greater detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative included in the “Executive Compensation” section of this Proxy Statement, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the CD&A are effective in achieving our goals.
2017 Overview
While we are pleased with the progress we made in 2017, we did not achieve our performance targets for the year, so no bonuses were paid for 2017 for the third straight year and no performance share units were earned for the three-year performance cycle ended with 2017. During 2017, we took significant actions designed to support the future success of our business, including entering the off-price segment of the retail industry by acquiring 58 Gordmans stores, increasing total merchandise margins, controlling expenses and inventories and growing our direct-to-consumer business. These actions resulted in significant improvement from the beginning to the end of 2017, culminating in a positive comparable sales increase of 1.1% during the fourth quarter and generating positive free cash flow for 2017. Despite our actions and improved performance, we continued to face a challenging environment for the department store segment of the retail industry.
Our financial results and strategic actions for 2017 included the following:
Financial Results

•	Net sales, including sales from our new off-price Gordmans stores, increased $149.6 million, or 10.4%, to $1.6 billion.

•	Comparable sales decreased 3.6%, with significant improvement after the first quarter 2017, culminating in a comparable sales increase of 1.1% in the fourth quarter 2017.

•	Gross profit increased $65.4 million, or 22.0%, compared to 2016.

•	Pre-tax loss was $50.4 million, compared to pre-tax loss of $63.1 million for 2016.

•	Diluted loss per common share was $1.37, compared with diluted loss per common share of $1.40 for 2016.

•	Cash and cash equivalents were $21.3 million, a 54.0% increase over 2016.

•	Penetration of our private label credit card in our department stores grew to 49%.

•	Cash dividends of $8.5 million, or $0.30 per share, were paid to shareholders.

•
TSR, as calculated under the terms of our performance share unit awards, was -21.0% for 2017 and -84.7% for the three-year period ended February 3, 2018 (see the “Overview of 2017 Executive Compensation - Long-Term Incentives” section of this CD&A for additional information regarding how TSR is calculated under the terms of our performance share unit awards).

Strategic Actions

•	We added 58 Gordmans stores and have progressed with the transition to an off-price concept with our pricing strategy and merchandising.

•	We evolved our product assortment to offer more contemporary fashions and brands, adding categories within existing brands and extending existing brands to additional stores.

•
We drove sales in trending categories. Non-apparel, led by beauty, outperformed all year. Our Beauty Bar concept was rolled out to 150 stores in 2017 and was well received, particularly among our younger guests. In addition, we added smaller Estee Lauder and Clinique counters to 32 stores. In apparel, active and outdoor delivered strong results.

•
We launched gRewardsTM and relaunched the value proposition for Style Circle Rewards®, our loyalty programs, which complement our existing private label credit card and enable us to better understand our guests’ shopping habits, offer more personalized promotional offers and provide attractive rewards. In November 2017, we reissued new private label credit cards to more than 2 million guests. Private label credit card sales penetration in our department stores was 49%, and we established the foundation for achieving our long-term goal of 25% private label credit card sales penetration in Gordmans.

•
We advanced our omni-channel strategy with the launch of Web@POS, which provides our guests access to our online assortments from within our stores. We also deployed several enhancements to improve the performance of our e-commerce website, which has had a significant benefit to our e-commerce sales. We made investments in digital marketing and our mobile site, as well as to our supply chain, to support continued online growth. Our digital channels provide our guests with added convenience and enhanced assortments, and allow us to acquire guests beyond our local markets and further build our brand.

•
We continued our multi-year plan to close underperforming stores, including 21 department stores in 2017, following a strategic evaluation of our store portfolio according to increased profitability and return on investment standards. We have now closed 81 stores since we began our multi-year effort in 2015 to exit underperforming locations.

•
In December 2017, we closed our South Hill, Virginia distribution center as part of our strategy to increase the efficiency of our distribution network. Operations from the Virginia distribution center have been transferred to our distribution centers in Texas and Ohio.

While we made a number of important improvements in our business from 2016 to 2017, our 2017 financial performance fell short of our expectations. As a result, our named executive officers did not earn an annual performance incentive bonus for 2017, and shares were not earned under the three-year performance share unit awards whose performance cycle ended with 2017. We have tied these important components of compensation to our pre-tax earnings, comparable sales and TSR in order to align the interests of our named executive officers with our shareholders and to deliver meaningful portions of executive compensation only when we perform. The relationship between our 2017 performance and realized compensation, as well as the design of our executive compensation program to emphasize shareholder alignment, demonstrates the effectiveness of our program.
Say-on-Pay Vote Recommendation
This vote on executive compensation is advisory, which means that the vote is not binding on the Board, the Compensation Committee or us. Although non-binding, the Board and the Compensation Committee will continue to consider the results of Say-on-Pay Votes in determining future executive compensation.
The affirmative vote of a majority of the votes cast is required to approve this advisory resolution. Broker discretionary voting of uninstructed shares is not permitted for a shareholder vote on executive compensation.
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ABOVE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.
ITEM 3: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018
The Audit Committee appointed Deloitte & Touche LLP as our independent registered public accounting firm for 2018. This selection is being presented to the shareholders for their ratification.  Proxies solicited by the Board will, unless otherwise directed, be voted to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018.
Deloitte & Touche LLP has been our independent registered public accounting firm since 2001.  The Audit Committee has been advised by Deloitte & Touche LLP that it is an independent registered public accounting firm with respect to us within the meaning of the Exchange Act.
A representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if so desired.
The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to ratify the selection of Deloitte & Touche LLP.
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING RESOLUTION RATIFYING OUR APPOINTMENT OF AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:
RESOLVED, that the appointment of Deloitte & Touche LLP, as the independent registered public accounting firm for Stage Stores, Inc. for 2018 is hereby RATIFIED.

AUDIT COMMITTEE MATTERS
Pre-Approval Policies
The Audit Committee has direct responsibility to select, retain, terminate, determine compensation and oversee the work of our independent registered public accounting firm.  Pre-approval by the Audit Committee is required for any engagement of our independent registered public accounting firm and the Audit Committee has established a pre-approval policy to prevent the provision of services that would impair the independence of our independent registered public accounting firm.  Under the policy, the Audit Committee annually pre-approves the audit and any non-audit services proposed to be provided by our independent registered public accounting firm.  Requests to provide services that require pre-approval by the Audit Committee are submitted to the Audit Committee by our Chief Financial Officer, Controller or other officer and our independent registered public accounting firm.   In determining whether to approve the engagement of our independent registered public accounting firm, the Audit Committee considers whether such services are consistent with the SEC’s and the Public Company Accounting Oversight Board’s rules on auditor independence.  The Audit Committee also considers the amount of audit related fees in comparison to all other fees paid to our independent registered public accounting firm and reviews such comparison each year.
Principal Accountant Fees and Services
The fees billed to us by Deloitte & Touche LLP, our independent registered public accounting firm, during the two most recently completed fiscal years, were as follows:

($ in thousands)	2017 ($)	2016 ($)
Audit Fees (1)	1,593	1,148
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	19	47
Total Fees	1,612	1,195
__________

(1)
Audit fees for 2017 and 2016 consisted of fees for (a) the audit of our annual financial statements, (b) the review of financial statements in our quarterly reports on Form 10-Q, (c) the audit of the effectiveness of our internal control over financial reporting, and (d) services that are provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

(2)
All other fees for 2017 and 2016 consisted of fees for services related to the audit of the financial statements of our nonqualified DC Plan, which are included in the DC Plan’s Annual Report on Form 11-K, as well as benchmarking survey fees in 2016. All services were approved by the Audit Committee.

Audit Committee Report
The Audit Committee has reviewed and discussed the audited financial statements for 2017 with management and our independent registered public accounting firm, Deloitte & Touche LLP. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 61, as amended, as adopted by the Public Company Accounting Oversight Board Rule 3200T. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence. Based on these reviews and discussions, the undersigned members of the Audit Committee recommended to the Board that our audited financial statements for 2017 be included in our Form 10-K for filing with the SEC.
Members of the Audit Committee
Elaine D. Crowley, Chair
Alan J. Barocas
Diane M. Ellis
William J. Montgoris

ADDITIONAL INFORMATION
Annual Report on Form 10-K
A copy of our 2017 Annual Report on Form 10-K will be furnished without charge to shareholders, upon written request to Stage Stores, Inc., Attn: Investor Relations, 2425 West Loop South, Houston, Texas 77027. Our 2017 Annual Report on Form 10-K may also be accessed in the Financial Reports section of our website (corporate.stage.com/financial-reports).
Electronic Access to Proxy Statement and Annual Report
This Proxy Statement, our Annual Report to Shareholders for 2017 and our Annual Report on Form 10-K for 2017 are available to review at envisionreports.com/SSI for registered shareholders and at edocumentview.com/SSI for beneficial shareholders. This Proxy Statement and our Annual Report on Form 10-K for 2017 are also available on the SEC’s EDGAR database located at sec.gov.
Documents Available in Print
In addition to being posted with printer friendly versions in the Corporate Governance section of our website (corporate.stage.com/corporate-governance), the charters of our Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee, our Governance Guidelines, our Code of Ethics for Senior Officers, and our Code of Ethics and Business Conduct are available in print to any shareholder who requests them. Written requests should be made to Stage Stores, Inc., Attn: Investor Relations, 2425 West Loop South, Houston, Texas 77027.
Solicitation of Proxies
This solicitation of proxies is made by and on behalf of the Board. In addition to mailing the Notice of Internet Availability (or, if applicable, paper copies of this Proxy Statement, the Notice of Annual Meeting of Shareholders and the proxy card) to shareholders of record on the Record Date, the brokers, banks and other nominees holding our common shares for beneficial holders must, at our expense, provide our proxy materials to persons for whom they hold our common shares. Solicitation may also be made by our officers and other employees personally or by telephone, mail or electronic mail. Any of our officers or employees who assist with solicitation will not receive any additional compensation. The cost of the solicitation will be borne by us. D.F. King & Co. has been retained to assist in soliciting proxies at an estimated fee of $7,000, plus reasonable expenses.
Shareholder Proposals
Shareholder proposals intended to be presented at our 2019 annual meeting of shareholders must be received by our Secretary at our corporate office on or before December 27, 2018 to be eligible for inclusion in our 2019 proxy statement and form of proxy. Such proposals must be submitted in accordance with Rule 14a-8 of the Exchange Act. Any shareholder intending to present a proposal at our 2019 annual meeting of shareholders without inclusion of that proposal in our 2019 proxy materials, must provide written notice of the proposal to our Secretary at our corporate office on or before March 12, 2019. If we do not receive such notice on or before such deadline or we meet additional requirements of the SEC rules, proxies solicited by the Board for our 2019 annual meeting of shareholders will confer discretionary authority on the proxy holders named therein to vote on the relevant shareholder proposal at the 2019 annual meeting of shareholders. Proposals and notices of intention to present proposals should be addressed to our Secretary as follows: Stage Stores, Inc., Attn: Chief Legal Officer and Secretary, 2425 West Loop South, 11th Floor, Houston, Texas 77027.
OTHER MATTERS
As of the date of this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting other than Item 1, Item 2 and Item 3 described above. If any other matter is properly brought before the Annual Meeting, including any adjournment thereof, common shares represented by proxies received in response to this solicitation will be voted on such matter in accordance with the recommendation of the Board.
By Order of the Board of Directors,
Chadwick P. Reynolds
Executive Vice President,
Chief Legal Officer and Secretary

Stage Stores, Inc.

Admission Ticket

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 6, 2018.

Vote by Internet

- Go to **www.envisionreports.com/SSI**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees and FOR Items 2 and 3.

ITEM 1 — ELECTION OF DIRECTORS:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
1.1 - Alan J. Barocas	☐	☐	☐	1.2 - Elaine D. Crowley	☐	☐	☐	1.3 - Diane M. Ellis	☐	☐	☐
1.4 - Michael L. Glazer	☐	☐	☐	1.5 - Earl J. Hesterberg	☐	☐	☐	1.6 - Lisa R. Kranc	☐	☐	☐
1.7 - William J. Montgoris	☐	☐	☐								

	For	Against	Abstain
ITEM 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.	☐	☐	☐
ITEM 3 – RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2018.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

02TKGB

2018 Annual Meeting Admission Ticket

2018 Annual Meeting of
Stage Stores, Inc. Shareholders

Thursday, June 7, 2018, 8:15 a.m. Local Time

Stage Stores Corporate Headquarters
2425 West Loop South
Houston, TX 77027

Upon arrival, please present this Admission Ticket
and photo identification at the registration desk.

Admittance may be denied without an Admission Ticket. For security purposes, briefcases, bags, purses, backpacks and other containers will be subject to search at the door.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Stage Stores, Inc.

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Notice of 2018 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — June 7, 2018

The individual(s) signing on the reverse side of this proxy card as shareholder or as attorney, executor, administrator, trustee or guardian of the shareholder hereby appoints Michael L. Glazer and Oded Shein, or either of them, each with the power of substitution, as proxies for the shareholder to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present at the Annual Meeting of Shareholders of Stage Stores, Inc. to be held at the Company's headquarters in Houston, Texas on Thursday, June 7, 2018 at 8:15 a.m. local time, or at any postponement or adjournment thereof.

When properly executed, shares represented by this proxy will be voted in the manner specified by the shareholder. If no such directions are indicated, the proxies will have authority to vote the shares FOR all nominees in Item 1 and FOR Items 2 and 3.

The shareholder acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders, the Proxy Statement for the June 7, 2018 meeting, and the Annual Report on Form 10-K for the fiscal year ended February 3, 2018.

(Items to be voted appear on reverse side.)

C **Non-Voting Items**

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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